AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR - DATED MARCH 27, 2026

SUBJECT TO COMPLETION

AQUINAS SENIOR LIVING, INC.

33 West King St. #0176, Malvern, PA 19355

(610) 640-9060

www.aquinasseniorliving.com

Aquinas Senior Living, Inc. (herein referred to as “we,” “us,” “our,” and the “Company”) is offering up to 15,000,000 shares of our Series C Preferred Stock (the “Shares”) at a price of $5.00 per share, for gross proceeds of up to $75,000,000.00. The minimum investment established for each investor is $500.00. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 43.

The sale of Shares will commence within two days from the date the offering statement of which this offering circular forms a part, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC” or “Commission”). This offering will terminate at the earlier of: (i) the date all Shares offered hereby are sold, (ii) the date three years from the date this offering circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company.

Price of Preferred Stock	Price to Public[1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Price Per Share	$5.00	$0.21	$4.79
Total Maximum	$75,000,000	$3,249,000	$71,751,000

(1)	There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold.

(2)	We have engaged DealMaker Securities LLC, also referred to herein as the “Broker,” for administrative and compliance related services in connection with this offering. The Broker is not purchasing any securities from the Company with a view towards distribution and will not otherwise be acting as a sales agent for the Company. We have paid Broker and affiliates a one-time advance of accountable expenses of $37,500. We have also agreed to pay an affiliate of the Broker $2,000 per month, capped at $6,000 prior to qualification for accountable expenses. After qualification, an affiliate of the Broker will be paid $2,000 per month for up to $18,000. The Broker will also receive a commission based on a tiered fee system, from 4.0% to 4.5% based on the amount raised in this offering. Assuming we raise the Maximum Offering Amount, the maximum compensation payable to Broker is contractually limited to $3,249,000. Please see “Plan of Distribution” for additional information.

(3)	This offering is being made on a best-efforts basis. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares are not sold. All investor funds will be immediately available for use upon acceptance.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than ten percent (ten percent (10%) of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our preferred stock is not now listed on any national securities exchange or the Nasdaq stock market. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Shares indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 7.

●	Global economic, political and market conditions, and economic uncertainty may adversely affect our business, results of operations and financial condition.
●	Investors will not have the opportunity to evaluate or approve any investments prior to our acquisition or financing thereof.
●	Investors will rely solely on our management to manage the Company and our investments. Our management will have broad discretion to invest our capital and make decisions regarding investments.
●	Investors will have no control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.
●	An investor could lose all or a substantial portion of any investment made in Shares.
●	There is no public trading market for our Shares.
●	Our management may experience conflicts of interest when making investment decisions and overseeing our operations.
●	There are substantial risks associated with owning, financing, operating, leasing and managing real estate, including, but not limited to, changes in value of the properties, environmental risks, ADA compliance risks, competing properties, tenant turnover, uninsured losses, title defects, property defects, increasing carrying costs and lack of portfolio diversity.
●	We will be subject to government regulation, which could negatively impact our business should we fail to comply withs such regulations.
●	Our management may own interests in or manage other entities engaged in similar investments and operations as the Company or that do business with the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

3

SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors” and the exhibits, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Aquinas Senior Living, Inc., a Maryland corporation together with its wholly owned subsidiaries. In instances where we refer emphatically to “Aquinas Senior Living, Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. The term “Offering Circular” refers to this Offering Circular which comprises Part 2 of the Offering Statement (“Offering Statement”) filed with the SEC on Form 1-A of which this Offering Circular is a part.

The Company

Aquinas Senior Living, Inc. is a Maryland corporation formed on October 23, 2023 to acquire and operate independent assisted living and memory care facilities (“Facilities”). The Company currently owns two Facilities and operates five other Facilities through installment contracts and leases with options to purchase the Facilities. The Company is governed by its amended and restated articles of incorporation (“Articles of Incorporation”), attached hereto as Exhibit B, and its bylaws (“Bylaws”), attached hereto as Exhibit C.

Capitalization

Outstanding Stock

The Company is authorized to issue 100,000,000 shares of capital stock consisting of 25,000,000 authorized shares of common stock (“Common Stock”) and 75,000,000 authorized shares of preferred stock (“Preferred Stock”). The Company has designated three classes of Preferred Stock. Of the 75,000,000 shares of Preferred Stock, a total of 800,000 shares have been designated as Series A Preferred Stock, 1,250,000 shares have been designated as Series B Preferred Stock, and 31,000,000 shares have been designated as Series C Preferred Stock. As of the date of February 1, 2026 the Company had the following shares outstanding:

Class	Amount
Common Stock	10,680,450
Series A Preferred Stock	800,000
Series B Preferred Stock	None
Series C Preferred Stock	None

Assuming all offered Shares are sold, and no other shares are issued by the Company, upon completion of this Offering the Company will have the following shares outstanding:

Class	Amount
Common Stock	10,680,450
Series A Preferred Stock	800,000
Series B Preferred Stock	None
Series C Preferred Stock	15,000,000

The Company currently expects to issue up to 1,250,000 shares of Series B Preferred Stock and 31,000,000 shares of Series C Preferred Stock through multiple public and private offerings, which offerings may be on terms more or less favorable than those offered hereby and which offerings could have the effect of diluting investors in this Offering. The Company also has convertible debt and warrants, the exercise of which would dilute investors in this Offering. The Company is currently offering up to $5,000,000 in Series B Preferred Stock together with warrants to buy common stock. The Company is also offering Shares under an offering exempted under Regulation D.

4

Management

The Company is managed by its directors and officers. The Company’s shareholders elect the board of directors (the “Board”). The current directors of the Company are Leonard S. Poncia (Chairman), Stephen J. Schmid, James T. Burnham, Joseph S. Martz, and Michael Hines. The Company’s officers are appointed by the Board. Leonard S. Poncia is our Chief Development Officer, Stephen J. Schmid is the President/Chief Executive Officer, James T. Burnham is the Chief Operations Officer, Jack Takacs is the Executive Vice President for Strategic Solutions, and Michael T. Hines is the Executive Vice President for Capital Markets.

Dividends

Each shareholder of Series C Preferred Stock is entitled to receive, as and when declared by the Board in its sole discretion, cumulative dividends, which dividends shall be paid by the Company out of funds legally available therefor, payable in cash at the rate of 10% per annum on $5.00 per share (the “Issue Price”) of Series C Preferred Stock, payable monthly in arrears. The initial payment date will be January 1, 2026 and each subsequent payment date will be the first day of each calendar month thereafter (each a “Payment Date”).

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation Event”), not including any sale, transfer or other disposition of all or substantially all of the assets of the Company (a “Deemed Liquidation Event”), shareholders will receive an amount equal to (i) $5.00 per share, and (ii) a ratable amount of any unpaid cumulative dividends owed to Series C Preferred Stock shareholders (the “Series C Liquidation Preference”) for any completed month. Upon a Deemed Liquidation Event, shareholders shall be entitled to receive, out of the assets of the Company, an amount equal to the Series C Liquidation Preference in parity with shareholders of parity stock also entitled to a liquidation preference. Thereafter, shareholders will share ratably with any shareholders of parity stock, 10% of any remaining assets of the Company.

Voting

Holders of Series C Preferred Stock do not have voting rights, unless otherwise granted by law. Only holders of the Company’s Common Stock have voting rights. Each holder has one vote per share of Common Stock.

Transfer Agent

DealMaker Transfer Agent LLC will act as the Company’s transfer agent for its Series C Preferred Stock and Securities Transfer Corporation will serve as transfer agent for our common stock.

REIT Election

If we qualify, we intend in the future to elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. As a REIT, the Company will be subject to many limitations and requirements, including, but not limited to (i) limits on the types of investments we may make, (ii) requirements relating to the number of shareholders of the Company, (iii) limits on the percentage of shares that may be held by investors, (iv) requirements relating to the amount of taxable income that must be distributed each year, and (v) requirements relating to our assets and income. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification. Further, even to the extent that we qualify as a REIT, we will be subject to tax at normal corporate rates on net income or capital gains not distributed to our stockholders, and we may be subject to other taxes, including payroll taxes, and state and local income, franchise, property, sales and other taxes. Moreover, we may have subsidiary entities that are subject to federal income taxation and to various other taxes. We may never elect to be taxed as a REIT, in which case we will be taxed as a C-Corporation. See “Material United States Tax Considerations” for more details.

5

The Offering

This Offering Circular relates to the sale of up to 15,000,000 Shares of our Series C Preferred Stock at a price of $5.00 per Share, for gross proceeds of up to $75,000,000.00. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment amount established for each investor is $500.00.

Shares are being offered on a “best efforts” basis. We have engaged DealMaker Securities LLC to act as the Broker of record and placement agent in connection with this offering. We have also engaged affiliates of Broker to provide technology and transfer agent services. In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, or credit card through our subscription portal at www.com. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

This offering will terminate at the earlier to occur of: (i) all Shares offered hereby are sold, (ii) three years from the date this Offering Circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

6

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

Risks Related to this Offering and our Shares

There is no current market for any Shares of the Company’s stock.

There is no established trading market for our Shares and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral and should be prepared to hold this investment indefinitely.

Investors will have no voting rights.

The Shares do not entitle shareholders to vote on Company matters. Accordingly, individual investors should anticipate no ability to influence or direct the Company’s operations. You may not agree with the decisions of management or voting shareholders of the Company and you will have not ability to influence such decisions.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost thirty percent (30%) in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Shareholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes to be resolved in state or federal courts in the state of Nevada, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the state of Maryland, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

7

We need additional capital, and the sale of additional Shares or other equity and/or debt securities could result in additional dilution to our stockholders.

We require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments; including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders and could be on better or worse terms than what is offered herein. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Accordingly, they will collectively have significant influence over our affairs due to their substantial ownership coupled with their positions on our board and management team. For example, they may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares has been arbitrarily determined.

Our management has determined the Shares offered by the Company. The price of the Shares we are offering was arbitrarily determined based upon the illiquidity of our stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Shares sold in this offering may be more or less than the fair market value for our Shares.

8

This offering involves Series C Preferred Stock with cumulative dividends of 10%, but such Shares do not contain any sinking fund provisions to pay such dividends, which means that investors may not receive dividend payments if there is not sufficient capital available to make such payments.

Thus, while the Company intends to withhold 10% of the proceeds from this offering for payment of the first year of dividends due, the Company is not obligated to make such withholdings and may alter the use of proceeds. The Company’s income is not currently sufficient to pay the dividends as they come due and thus the Company will be reliant on its reserves to make dividend payments initially.

The best-efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of common stock but will use our best efforts to sell the Shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our Shares and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, twenty-five percent (25%) or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments of twenty-five percent (25%) or more of the value of any class of equity interest. If repurchases of shares reach twenty-five percent (25%), we may repurchase shares of benefit plan investors without their consent until we are under such twenty-five percent (25%) limit. See the section of this Offering Circular captioned “ERISA Considerations” on page 48 for additional information regarding the Plan Assets Regulation.

Shares are being offered under an offering exemption under Regulation A and, if it were later determined that such exemption was not available, purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares qualify for such exemption the investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the offering, the Company will not receive a legal opinion to the effect that this offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods (after an investor’s closing but before the Company has deployed the funds), the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which may not yield a return as high as if deployed towards operations.

9

There may be deficiencies with our internal controls that require improvements.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

The subscription agreement has a dispute resolution provision that requires disputes to be resolved by binding arbitration pursuant to Maryland law, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement. In the agreement, investors agree to waive the right to trial by jury and to resolve disputes arising under the subscription agreement through binding arbitration. Waiving the right to a jury trial means agreeing to have your case decided by an arbitrator rather than a jury of peers. A jury trial allows ordinary citizens to assess evidence and witness testimony, which can sometimes bring empathy or a broader perspective. An arbitrator may be more neutral but also more focused on strict legal interpretations. In addition, arbitrators may have unconscious biases or be influenced by previous similar cases, and their decision-making is not as varied as a jury panel. Arbitrators often hear numerous cases, which can sometimes affect their perception of individual cases. Furthermore, in a jury trial, you may appeal based on claims like jury misconduct or flawed jury instructions.

With arbitration, under the subscription agreement, if the amount in controversy exceeds $50,000.00, any party may appeal the arbitrator’s award to a three-arbitrator panel within thirty (30) days of the final award. This waiver may not apply to claims under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the dispute resolution provision may not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits the Company by providing increased consistency in the application of Maryland law in the types of lawsuits to which it applies and in limiting our litigation costs, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the dispute resolution provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.

The subscription agreement contains provisions under which each investor waives the right to participate in any class, collective, or representative action or arbitration, and expressly waive any right to pursue claims on a class basis.

These provisions limit an investor’s ability to litigate disputes in certain forums and may restrict procedural rights that would otherwise be available under applicable law. By agreeing to resolve disputes without a jury trial and without the ability to consolidate claims with other investors, investors may face higher costs, reduced bargaining power, and limited avenues for relief. Individual arbitration or litigation may be more time-consuming or expensive for a single investor compared to class proceedings. Before investing, each prospective investor should carefully review the dispute resolution provisions contained in the offering materials and consult with legal counsel about the implications of waiving class-based arbitration or litigation rights.

10

The Shares acquired in this offering may be significantly diluted as a consequence of subsequent equity financings and conversion of warrants, options and convertible debt.

The Company’s equity securities will be subject to dilution. The Company may issue additional equity to employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of the Shares offered herein will be subject to dilution in an unpredictable amount. Such dilution may reduce investors’ economic interest in the Company.

The amount of additional financing needed by the Company will depend upon several contingencies not foreseen at the time of this Offering. Generally, additional financing (whether in the form of loans or the issuance of other securities) will be intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds received in any additional financing are not sufficient to meet the Company’s needs, the Company may have to raise additional capital at a price unfavorable to their existing investors, including the holders of the Shares. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to accurately predict the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain financing on favorable terms could dilute or otherwise severely impair the value of the Shares.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies. Alternatively, in the event we become a public reporting company under the Exchange Act, we may qualify for reduced reporting obligations as a Foreign Private Issuer.

In any case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not Foreign Private Issuers or emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. Alternatively, we may qualify for a conditional exemption for certain Foreign Private Issuers contained in Rule 12g3-2 under the Exchange Act under limited circumstances. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption or the Foreign Private Issuer exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any securities under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

11

Our management team has limited experience managing a publicly reporting company.

Most members of our management team have limited experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

Risks Related to our Business

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy, and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an investor to lose all or a portion of their investment. If we are able to raise additional capital it may be on terms different than or more favorable than those hereby offered.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of many factors, including the inherent business risks associated with our Company and present and future market conditions. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, it may materially harm our business, financial condition, and results of operations.

We and our auditors have concluded there is substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our audit firm has expressed substantial doubt in our ability to continue as a going concern and the audit report for our 2024 financial statements contain a going concern opinion. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

Residents at Facilities are subject to slips and falls.

Slips and falls are most commonly caused by poorly maintained flooring surfaces at Facilities. Residents of assisted living and memory care facilities are particularly vulnerable to injury due to limited mobility, age-related conditions, or cognitive impairments. Flooring issues, including uneven surfaces, worn carpeting, or wet and slippery areas, significantly increase the likelihood of falls. Such incidents can result in fractures, head injuries, or other serious harm that may require hospitalization. Incidents of slips and falls can result in significant legal and financial consequences for the Company. Liability claims arising from falls may lead to costly litigation, insurance claims, and adverse regulatory attention. Frequent or severe incidents can damage the facility’s reputation reducing occupancy and making it more difficult to attract new residents. The financial and operational impact of such events can materially affect the Company’s cash flow, profitability, and returns to investors.

12

Resident abuse occurs to an alarming degree at some assisted living Facilities.

Abuse may take the form of physical harm, emotional mistreatment, neglect, or financial exploitation of vulnerable residents. Even a single instance of resident abuse can lead to lawsuits, loss of license, regulatory penalties, reputational damage, and negative media coverage. Allegations of abuse, whether substantiated or not, may deter prospective residents and their families from choosing the Company’s Facilities, thereby reducing occupancy and revenue. Resident abuse claims often result in high-profile litigation, which may materially impact the Company’s financial condition and investor returns.

Resident elopement can occur if residents who pose a potential flight risk are not properly identified or cared for.

Residents may wander or leave the facility unsupervised, placing themselves at risk of injury, illness, or death. Memory care residents are particularly prone to wandering due to cognitive impairments such as dementia or Alzheimer’s disease. Incidents of elopement can create significant liability and regulatory exposure. If a resident is harmed, the Company may face legal claims, fines, and heightened scrutiny from regulatory authorities. Such events can damage the facility’s reputation, reduce occupancy, and erode trust among families and referral partners, ultimately affecting financial performance and returns to investors.

The Facilities may experience issues maintaining appropriate staffing levels.

Staffing shortages in assisted living and memory care facilities are common due to high employee turnover, low unemployment rates, wage inflation, and competition from hospitals or other healthcare providers. Adequate staffing is critical to ensuring resident safety, compliance with regulations, and operational efficiency. Failure to maintain adequate staffing levels can compromise the quality of care, increase the risk of resident harm, and expose the Company to regulatory sanctions. Inadequate staffing levels can materially impact care quality and regulatory compliance. If the Company cannot maintain required staff-to-resident ratios or employ qualified personnel, it may face citations, fines, and even suspension of admissions. Staffing deficiencies can also increase operational costs, reduce resident satisfaction, and lead to reputational damage, all of which may adversely affect profitability and returns to investors.

The Company may face liability in the event of a resident’s wrongful death.

Wrongful death may result from a range of factors, including failure to maintain facility infrastructure, inadequate emergency preparedness, or lack of access to essential services such as food, water, and electricity. Severe weather events, natural disasters, or system failures may exacerbate these risks, leaving residents vulnerable to harm. Claims arising from wrongful death can be financially devastating, often involving substantial damages, regulatory penalties, and reputational harm. The occurrence of such events may materially affect the Company’s operations and investor returns.

Procedural mistakes can potentially lead to liability for the Company.

Examples include administrative errors, inadequate review of physician orders, improper medication management, or serving residents food that does not comply with medical restrictions. Errors of this nature may cause severe injury, illness, or death, exposing the Company to malpractice lawsuits, regulatory penalties, and reputational damage. In addition, procedural mistakes often generate negative publicity, which may reduce demand for the Company’s Facilities and adversely affect occupancy rates. Such outcomes can materially impair revenues and profitability.

Residents may be injured or killed during transportation while under the facility’s supervision.

Transportation risks include motor vehicle accidents, inadequate supervision during travel, or unsafe conditions within transport vehicles. Liability arising from transportation incidents can be significant. Claims may include negligence or wrongful death lawsuits, which can be costly and attract regulatory scrutiny. Negative publicity from transportation-related incidents may reduce trust among prospective residents and families, ultimately impacting occupancy, revenues, and financial performance. Negative publicity from such events could discourage prospective residents and damage the Company’s standing with regulators, lenders, and referral networks. Transportation-related claims can materially impact the Company’s financial condition.

13

Assisted living facilities must comply with extensive state and local regulations and are subject to periodic inspections.

Regulatory requirements govern virtually all aspects of facility operations, including staffing levels, safety protocols, resident care standards, training, reporting, and recordkeeping. Facilities are routinely inspected by state or local authorities to ensure compliance with licensing and operational standards, and failure to meet these requirements may result in citations, fines, or corrective action mandates. Even isolated or minor deficiencies identified during inspections can trigger heightened oversight, additional inspections, or other regulatory interventions that may disrupt normal operations. The regulatory environment for assisted living and memory care facilities is subject to change, and modifications to existing rules or the introduction of new regulations could further complicate compliance obligations, increasing the risk of violations or penalties.

Noncompliance may result in fines, sanctions, restrictions on resident admissions, or suspension or revocation of licenses necessary to operate the Facilities. Such regulatory actions can reduce occupancy, disrupt revenue streams, and limit the Company’s ability to expand or operate efficiently. In addition, regulatory violations or adverse inspection results may attract negative publicity, damage the Company’s reputation, and diminish trust among residents, families, and referral sources. The combined effect of enforcement actions, reputational harm, and operational disruption could materially and adversely affect the Company’s financial condition, operating results, and returns to investors.

The Company may suffer losses that are not covered by insurance.

Insurance coverage maintained by the Company may exclude certain risks, impose coverage limits, or be insufficient to cover the full amount of damages incurred. Material losses from lawsuits, property damage, natural disasters, or other adverse events may therefore exceed available insurance proceeds. In such cases, the Company would be required to fund the shortfall, which could reduce cash flow, impair the ability to meet obligations, and materially impact Member returns.

The Company may be required to disclose certain information about shareholders to state regulators.

Ownership thresholds may trigger reporting obligations requiring disclosure of financial or personal information to regulatory agencies. Regulatory reporting requirements may impose administrative burdens and affect investment flexibility. Disclosure obligations may deter potential investors or require additional compliance resources. Maintaining ownership below a certain threshold generally avoids reporting, but there is no guarantee that regulators will not impose disclosure requirements, which could materially affect the Company’s operations.

The demand for assisted living and memory care facilities may be affected by changes in the healthcare and senior housing markets.

Shifts in demographics, such as changes in population size, age distribution, or household income, may affect the number of prospective residents. Government policies and reimbursement programs for senior care, including Medicaid and Medicare, can influence the affordability and accessibility of facility-based services. Declines in market demand or changes in government policies may materially impact occupancy and financial performance. The expansion of alternative care options, including home healthcare, independent living, or other senior housing arrangements, may reduce the demand for the Company’s Facilities. Reduced occupancy can directly affect revenues and profitability.

Negative publicity or damage to the Company’s reputation could materially reduce demand for its services.

The assisted living and memory care industry is highly sensitive to public perception, and negative reports regarding resident care, regulatory compliance, or operational incidents can quickly affect trust and confidence. Reputation is closely tied to occupancy levels and referrals from families, healthcare providers, and community organizations. Even unsubstantiated claims or events occurring at other facilities in the industry can create reputational harm that affects occupancy and referral networks. Adverse publicity may lead to decreased occupancy, strained relationships with referral sources, and increased scrutiny from regulators. Reputation-related impacts can materially impair revenues, and operational performance.

14

Outbreaks of infectious disease or pandemics can adversely impact operations.

Residents in assisted living and memory care facilities are particularly susceptible to communicable diseases due to age, underlying health conditions, and communal living environments. Outbreaks such as influenza, COVID-19, or other infectious diseases can spread rapidly within a facility. Disease outbreaks can result in serious illness or death, increased operating costs, and reputational harm. Regulatory interventions during outbreaks may include mandatory closures, restrictions on admissions, or enhanced reporting requirements. Disease-related disruptions can materially affect occupancy, revenue, and the Company’s overall financial condition.

Natural disasters or other emergencies may damage Facilities or harm residents.

Facilities may be located in areas prone to hurricanes, floods, wildfires, earthquakes, tornadoes, or other catastrophic events. Property damage, power outages, or disruption of essential services during such events can endanger residents and interrupt operations. The financial and operational consequences of natural disasters can be severe. Costs associated with repairs, temporary relocation of residents, or potential legal claims may exceed insurance coverage. Emergency events can materially affect cash flow, and profitability.

The Company may be subject to financial and interest rate risks related to debt financing.

Acquisition, construction, and operation of assisted living and memory care facilities may require significant borrowings. Fluctuations in interest rates, refinancing risk, or restricted access to credit markets may increase borrowing costs or limit available financing. In addition, declining property values or operational challenges could adversely affect the Company’s ability to refinance or service debt, potentially impacting profitability and cash flow.

Technology failures or breaches of data privacy could disrupt operations and result in liability.

Facilities rely on electronic health records, monitoring systems, and other technology to manage resident care. Failure of these systems or unauthorized access to sensitive information could interrupt operations, violate privacy laws, and expose the Company to litigation or regulatory fines. Cybersecurity risks are continually evolving, and breaches or system failures may have material adverse effects on the Company’s operations, reputation, and financial results.

Competition from other senior care providers may reduce occupancy and revenues.

The assisted living and memory care market is highly competitive, with facilities competing for residents based on location, services, pricing, and amenities. Newer or more attractive facilities in the area may draw prospective residents away from the Company’s properties. Increased competition may materially impact financial results. Competitive pressures can lead to reduced occupancy, lower pricing, or higher marketing expenditures, all of which can reduce operating margins and profitability. The Company’s financial condition and returns to investors may be adversely affected if competitors capture a significant share of the local market.

Liquidity and exit risks may limit the Company’s ability to sell properties at favorable terms.

The resale market for assisted living and memory care facilities may be limited or influenced by local market conditions, regulatory requirements, or the performance of the Facilities. Adverse changes in land use laws, healthcare regulations, or market demand may reduce the pool of potential buyers or the price achievable upon sale. Limited liquidity can materially impact returns. Changes in market demand, regulatory requirements, or local zoning laws may reduce the pool of potential buyers or the achievable sale price.

In addition to the risks related to operating assisted living and memory care homes, the Company will be subject to those general risks relating to the ownership and operation of real estate.

The Company’s economic success will depend in part on leasing the property. Fluctuations in operating expenses and tax rates can adversely affect operating results. Certain expenditures associated with the properties will be fixed (principally mortgage payments, if any, and real estate taxes) and will not necessarily decrease due to events adversely affecting the Company’s income from the leasing of the properties to the operation companies. No assurance can be given that certain assumptions as to the future profits from such operations will be accurate, since such matters will depend on events and factors beyond the Company’s and management’s control. These factors include, among others:

●	adverse changes in local and national economic conditions;

15

●	changes in the financial condition of buyers and sellers of similar properties;

●	changes in the availability of debt financing and refinancing;

●	changes in interest rates, real estate taxes, operating expenses, and other expenses;

●	changes in market capitalization rates;

●	changes in utility rates;

●	development and improvement of competitive properties;

●	ongoing development, capital improvement, and repair requirements;

●	risks and operating problems arising out of the presence or scarcity of certain construction materials;

●	environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which adequate reserves had not been established;

●	physical destruction and depreciation of property and equipment;

●	damage to and destruction of a property, or any improvements or personal property located thereon;

●	acts of God;

●	changes in availability and cost of insurance;

●	unexpected construction costs;

●	increases in the costs of labor and materials;

●	materials shortages; and

●	labor strikes.

Real estate is a long-term illiquid investment that may be difficult to sell in response to changing economic conditions.

Real estate is generally a long-term investment that cannot be quickly converted to cash. Therefore, the ability to liquidate the properties promptly in response to economic or other conditions will be limited, which could affect the Company’s ability to realize a return on its investment in a property. Real estate investments are also subject to adverse changes in overall economic conditions or local conditions that may reduce the demand for real estate generally. In addition, selling the property may be more difficult if the Facility built upon the property is underperforming.

The failure of a property to sufficiently appreciate in value could preclude our investors from realizing an attractive return on their investment.

There is no assurance that a property will appreciate in value or will ever be sold at a profit. The marketability and value of a property will depend upon many factors beyond the control of our management including the marketability of the Facilities. There is no assurance that there will be a ready market for a property since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, which are beyond our control. We cannot predict whether we will be able to sell a property or Facility for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser. Moreover, we may be required to expend funds to correct defects or to make improvements before a property or Facility can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements.

16

While the Company does not intend to develop and construct any Facilities, it may need to perform repairs or make improvements to the Facilities. Real estate development and construction involves various risk factors that can impact the successful completion of a project. These risks may include, but are not limited to:

●	Financial Risk: Insufficient funding or cash flow issues can lead to project delays, cost overruns, or even project abandonment. Interest rate fluctuations can impact borrowing costs and profitability if debt financing is needed to make improvements or repairs to a Facility. Inadequate financial planning and budgeting can lead to cost overruns and negatively affect a Facility.

●	Construction and Design Risk: Poor project planning and design can lead to construction delays and increased costs. Design flaws or changes can result in construction rework, causing delays and cost overruns which could affect the overall profitability of a project. Availability of skilled labor and materials can also impact the construction schedule and costs.

●	Regulatory and Legal Risk: Delays or complications in obtaining necessary permits and approvals for work can lead to project delays and increased costs. Legal disputes, such as contract disputes or litigation, can lead to delays, increased costs, and reputational damage to the Company.

●	Environmental and Sustainability Risk: Environmental contamination or other environmental issues can lead to costly cleanup efforts and delays. Changes in environmental regulations can impact planned improvements and construction methods, potentially leading to increased costs.

●	Technology and Innovation Risk: Incorporating new technologies or construction methods without proper understanding or testing can lead to implementation challenges and delays. Technological disruptions or changes can impact project timelines and costs.

●	Health and Safety Risks: Inadequate safety measures can result in accidents, injuries, or fatalities, to residents of the Facilities leading to legal and financial consequences.

A property may be subject to foreclosure if a default under any mortgage loan occurs.

Each mortgage loan secured by a property will contain various default provisions, including payment defaults, operating restrictions, reporting defaults, transfer restrictions, and capital improvement obligations. Upon an uncured default under a loan, the lender may declare the entire amount of the loan, including principal, interest, prepayment premiums, and other charges to be immediately due and payable. If a senior mortgage lender declares a loan to be immediately due and payable, the Company will have the obligation to immediately repay the loan in full. If repayment does not occur, the lender may invoke its remedies under the loan documents, including proceeding with a foreclosure sale, which is likely to result in the Company losing some or possibly its entire investment.

Due diligence may not uncover all material facts.

The Company will endeavor to obtain and verify material facts regarding the both the Facilities and the properties it purchases. It is possible, however, that it will not discover certain material facts about because information presented by the seller may have been prepared in an incomplete or misleading fashion, and material facts may not yet have been discovered.

Real estate investments are subject to the risk that governmental authorities, or in certain cases other entities with delegated authority, may exercise the power of eminent domain to acquire all or a portion of a property for public use.

The process of taking property through eminent domain, known as condemnation, generally requires the payment of “just compensation;” however, the amount awarded may not reflect the property’s highest and best use, its future development potential, or the value of the property to the Company. In addition, condemnation proceedings may involve significant delays, legal expenses, and uncertainty as to the timing and amount of any compensation ultimately received. In cases where only a portion of the property is taken, the remainder may be rendered less valuable or less functional, which could impair operating income or long-term investment returns. The possibility or initiation of eminent domain proceedings may also adversely affect the ability to lease, finance, or sell the property. Accordingly, the exercise or threat of eminent domain or condemnation could materially and adversely affect the value of and returns on the Company’s investments.

17

Future changes in land use regulations, zoning ordinances, or environmental laws could adversely affect our ability to operate or sell any property on which a residential care facility is built.

Although the property may currently be permitted for use as a care facility, modifications to zoning or land use rules could restrict or eliminate such use or cause the property to be classified as a nonconforming use, thereby limiting redevelopment options or transferability to a subsequent purchaser. In addition, more stringent environmental regulations may impose new compliance obligations relating to waste management, water usage, hazardous materials, or energy efficiency that increase operating costs and discourage potential buyers. Certain changes in law could also require remediation of existing conditions, additional permitting, or environmental reviews before a sale could be completed, resulting in delays or reduced proceeds. Any such regulatory developments could materially and adversely impact the marketability, value, and liquidity of the property.

Any person who supplies services or materials to the Facilities may have a lien against the underlying property securing any amounts owed to such person under state law.

Therefore, even if a contractor is paid its contract fees, if that contractor fails to pay its subcontractors or materials supplier, then such subcontractor or materials supplier who was not paid will have mechanic’s lien rights against such property. If one or more mechanics’ liens does appear against a property, their release must be obtained or the person holding such liens will have the right to foreclose. A forced sale of a property could negatively affect returns therefrom.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us booking the property. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

The Facilities may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA.” Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the Company’s net income and the amount of cash available for investors.

18

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, to the extent the Company finances its acquisitions, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to finance or refinance its properties if so required. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the Company may establish, the Company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Our business could be negatively impacted by cyber security threats, attacks, and other disruptions.

We may face advanced and persistent attacks on our ecosystem or information infrastructure where we manage our products and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our systems or products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of our products. A disruption, infiltration, or failure of our information infrastructure systems as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters, or accidents could cause breaches of data security, loss of critical data, and performance delays, which in turn could adversely affect our business.

Timeline pushes and unexpected shifts in project direction can introduce uncertainty and disrupt our business plan.

Operational delays are often driven by technical hurdles, shifting market dynamics, or strategic decisions to pivot based on new insights, leading to stretched resources and potential budget overruns. These extensions can also disrupt time-to-market strategies, allowing competitors to gain an advantage or causing us to miss out on lucrative contracts. Furthermore, unanticipated redirections can lead to fragmented operational efforts, confusion within teams, and reduced focus on initial objectives. Failure to maintain flexibility in our planning processes may lead to missed project timelines and could lead to failed communication channels where stakeholder expectations are not managed effectively.

The risk of shifts in primary focus necessitating rapid changes across all aspects of the business is a critical challenge that can disrupt operations and strategic planning and could affect the Company.

Changes in market conditions, customer demands, or technological advancements may require the Company to pivot quickly, which can strain resources and affect morale. Rapid changes can lead to confusion among employees, misalignment of priorities, and potential resistance to new initiatives, impacting productivity and overall effectiveness. Moreover, the need to rapidly adapt can result in poorly executed transitions, where critical aspects of the business—such as product development, marketing strategies, or customer engagement—are not adequately addressed. If the Company fails to cultivate an agile organizational culture that embraces change, fosters open communication, and encourages innovative thinking, it may be unable to navigate these shifts effectively.

19

The Company’s business and reputation are impacted by information technology system failures and network disruptions.

The Company is exposed to information technology system failures or network disruptions caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, ransomware or other cybersecurity incidents, or other events or disruptions. System redundancy and other continuity measures may be ineffective or inadequate, and the Company’s business continuity and disaster recovery planning may not be sufficient for all eventualities. Such failures or disruptions can adversely impact the Company’s business by, among other things, preventing access to the Company’s online data, interfering with customer transactions or impeding the manufacturing and shipping of the Company’s products. These events could materially adversely affect the Company’s business, reputation, results of operations and financial condition.

The Company is not subject to Sarbanes-Oxley regulations and has identified material weaknesses in our internal control over financial reporting.

The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company.

In connection with the preparation of our financial statements for the year ended December 31, 2023, material weaknesses were identified in the design and operating effectiveness of our internal control over financial reporting, including insufficient information technology controls, entity-level controls, controls over the completeness and accuracy of information produced by the Company, and management review controls, including those over complex accounting and disclosure matters. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Additionally, if it were necessary to implement an internal control infrastructure that would meet the standards of the Sarbanes Oxley Act of 2002, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Regulation CF issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor’s attestation requirements concerning any such report. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

The Company’s management and executives have significant flexibility with regard to the Company’s operations and investments.

The Company’s agreements and arrangements with its management have been established by the Manager and may not be on an arm’s-length basis. The Manager and our executives have considerable discretion with respect to all decisions relating to the terms and timing of transactions.

The liability of the management is limited.

As a result of certain exculpation and indemnification provisions in the Company Agreement, management may not be liable to the Company or its investors for errors of judgment or other acts or omissions not constituting fraud, intentional misconduct, criminal act, or gross negligence. A successful claim for such indemnification would deplete the assets of the Company by the amount paid.

20

The borrowing of funds increases the risks of adverse effects on the Company’s financial condition.

The Company may seek other capital sources if needed in the future to execute its business plan. The Company may incur certain indebtedness with debt financing to raise that capital. Payments of principal and interest will reduce cash available for distribution and/or reserve funds set aside for contingencies. If variable rate debt is incurred, increases in interest rates would increase interest costs, which would reduce the Company’s returns. If the Company is unable to obtain such financing, that failure to do so may have a material and adverse effect on the Company’s operations. In such an event, investors could lose some or all of their investments.

Economic conditions in the current period of disruption and instability could adversely affect our ability to access the capital markets, in both the near and long term, and thus adversely affect our business and liquidity.

The current economic conditions related to inflation and rising interest rates have had, and likely will continue to have, for the foreseeable future, a negative impact on the capital markets. Even if we can raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Current uncertainty in global economic conditions, including volatility and inflation could adversely affect our revenue and business.

Global inflation increased during 2024 and into 2025. Geopolitical tensions, as well as the related international response, have exacerbated inflationary pressures, including causing increases in the price for goods and services and exacerbated global supply chain disruptions, which have resulted in, and may continue to result in, shortages in materials and services and related uncertainties. Such shortages have resulted in and may continue to result in cost increases for labor, equipment, fuel, materials and services, and could continue to cause costs to increase, and also result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or volatility spill-over effects between international financial markets, or other negative economic factors or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease, and our financial condition and results of operations could be adversely affected. Supply chain disruptions could represent a challenge for the company which may have a material adverse effect in the Company’s operations. In order to mitigate the possible effects of supply chain disruptions, management is continuously monitoring global economic conditions and has taken actions to prevent or minimize the impact resulting from these supply chain disruptions, such as the use of multiple vendors that supply the identical parts, making minor engineering modifications to our products for ease and speed of changing components and increasing our inventory to shorten delivery times to our customers. Our efforts are intended to have no impact on our product quality, reliability or regulatory approvals.

Failure to effectively manage our expected growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our expected growth could place a strain on our managerial, operational and financial resources. Any further growth by us, or any increase in the number of our strategic relationships, may increase the strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect on our financial condition, business prospects and operations and the value of an investment in our company.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

21

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Staffing risks can significantly impact our business, particularly when it comes to recruiting and retaining advanced talent.

A shortage of skilled employees may lead to operational inefficiencies, reduced productivity, and increased costs associated with training new hires. High turnover rates can disrupt workflow and strain remaining staff, resulting in burnout and further turnover, especially considering our large time for onboarding and our in-house training requirements. Furthermore, inadequate hiring processes can lead to hiring unsuitable candidates who may not fit the company’s culture or lack the necessary skills, negatively impacting team dynamics and overall performance. If we have large growth, we may find it difficult to meet the staffing needs associated with such growth. In addition, it may become more difficult to monitor the effectiveness of our distributed workforce. Additionally, compliance and legal risks are inherent in managing staff. Failure to adhere to labor laws, including fair wage practices, safety regulations, and non-discriminatory hiring, can result in legal disputes, fines, and reputational damage. Mismanagement of employee benefits, payroll, or contractual obligations can also create financial risks. Lastly, protecting and managing our intellectual property with a remote or widespread workforce may prove difficult and/or costly.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

22

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business;
●	our ability to manage the Company’s growth;
●	whether the Company can manage relationships with key vendors and advertisers;
●	demand for the Company’s products and services;
●	the timing and costs of new and existing marketing and promotional efforts and/or competition;
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;
●	the overall strength and stability of domestic and international economies
●	consumer spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

Our business is highly dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our directors, officers and employees are at the heart of all of our business efforts. It is their skill, creativity and hard work that drive our success. In particular, our success depends to a significant extent on the continued service and performance of our senior management team. We are highly dependent on their knowledge base and industry relationships and believe they are integral to the success of our business. The loss of any member of our senior management team, or of any other key employees could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.

Litigation or legal proceedings could expose us to liabilities.

We may in the future become party to litigation claims and legal proceedings. We face litigation risks regarding a variety of issues, including without limitation, copyright infringement, allegations against us, alleged violations of federal and state labor and employment laws, securities laws, cryptocurrency and digital asset laws and other matters. These proceedings may be time-consuming, expensive and disruptive to normal business operations. The defense of such lawsuits could result in significant expense and the diversion of our management’s time and attention from the operation of our business. Costs we incur to defend or to satisfy a judgment or settlement of these claims may not be covered by insurance or could exceed the amount of that coverage or increase our insurance costs and could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

Federal Income Tax Risks

Investors may be subject to corporate-level taxation on dividends received.

Dividends distributed by a corporation are generally includable in the gross income of the shareholder for federal income tax purposes. Depending on the classification of the dividend as ordinary or qualified, it may be taxed at rates higher than anticipated by the investor. Investors who receive dividends may also be subject to additional taxes, such as the Net Investment Income Tax, further reducing the after-tax return on their investment. The federal tax treatment of dividends may vary based on individual circumstances or changes in law. Investors with different filing statuses, income levels, or other holdings may experience materially different tax consequences. Moreover, if the corporation fails to properly report dividends or if regulatory authorities reclassify dividend distributions, investors could be liable for additional taxes, penalties, or interest, adversely affecting the net economic benefit of their investment.

23

Capital gains or losses may be realized upon the sale of stock.

When an investor sells shares of a corporation, the difference between the sale price and the investor’s adjusted basis in the stock generally results in a capital gain or loss. Gains are subject to federal income taxation at rates that vary depending on whether the gain is short-term or long-term, and losses may be limited in deductibility. The timing and amount of capital gains or losses can significantly impact an investor’s after-tax returns. Unanticipated tax consequences may reduce the net proceeds from a sale. Changes in federal tax rates, adjustments to the cost basis of the shares, or determinations by the IRS regarding the character of the gain may result in a higher-than-expected tax liability. Investors may also be limited in their ability to offset capital gains with losses from other investments, which could further reduce after-tax returns

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in the Company’s results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Shares of the Company would be limited to prospective effect. Potential changes include alterations to corporate tax rates, dividend taxation, capital gains treatment, or the availability of deductions and credits that currently benefit investors. Legislative or regulatory changes could materially increase investors’ tax liabilities. Any such changes could reduce the anticipated after-tax return on investment and may alter the relative attractiveness of investing in the corporation compared to other investment opportunities. Investors may be required to pay additional taxes or comply with new reporting obligations, potentially affecting the overall economic benefit of their investment. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed, or made, as the case may be.

REIT Tax Considerations

The Company may make an election to be taxed as a REIT in the future. If it elects to do so, the following are some of the risks the Company may become subject to.

We may elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

As a REIT, the Company will be subject to many limitations and requirements, including, but not limited to (i) limits on the types of loan and investments we may make, (ii) requirements relating to the number of shareholders of the Company, (iii) limits on the percentage of shares that may be held by investors, (iv) requirements relating to the amount of taxable income that must be distributed each year, and (v) requirements relating to our assets and income. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification. Further, even to the extent that we qualify as a REIT, we will be subject to tax at normal corporate rates on net income or capital gains not distributed to our stockholders, and we may be subject to other taxes, including payroll taxes, and state and local income, franchise, property, sales and other taxes. Moreover, we may have subsidiary entities that are subject to federal income taxation and to various other taxes.

The IRS may challenge our characterization as a REIT.

If we elect to be taxed as a REIT under the Code, the IRS could assert that we were not organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will not enable us to meet the requirements for qualification and taxation as a REIT under the Code. While we will endeavor to operate so that we will qualify as a REIT if such an election is made, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

24

The Company may incur additional tax obligations if its REIT status is revoked.

The REIT provisions of the Internal Revenue Code can be complicated to comply with. There are extensive rules the Company must sure it is in compliance with and failure to comply could result in increased taxes. In addition, our Board could revoke the REIT qualification of the Company without approval which could subject the Company to U.S. federal income tax. Our Board could revoke or otherwise terminate the Company’ REIT election, without the approval of our investors, if it determines that it is no longer in the Company’s best interest to continue to qualify as a REIT. If the Company ceases to be a REIT, we will become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our investors.

REIT status can bring a loss of operating flexibility and growth constraints.

Electing REIT status imposes material limitations on the corporation’s ability to retain and reinvest earnings. Under Internal Revenue Code (IRC) requirements, a REIT must distribute at least 90% of its taxable income to shareholders annually in the form of dividends. Failure to do so can lead to the loss of REIT status, with consequent corporate-level taxation. This required payout substantially reduces retained earnings available for reinvestment in property acquisition, improvements, debt reduction, or other growth initiatives. As a result, the corporation may be forced to rely on external financing (debt or equity) rather than internal cash flow, increasing its cost of capital and risk.

REIT taxation can bring increased tax burdens on shareholders and treatment of distributions.

Although REIT election can avoid corporate income tax at the entity level on distributed income, shareholders face potentially unfavorable tax treatment. Dividends paid by a REIT are generally taxed as ordinary income, not as “qualified dividends,” which are taxed at lower capital gains rates, unless specific circumstances apply. Moreover, portions of the distributions may be categorized as “return of capital,” which reduces a shareholder’s basis and pushes taxable events into the future; upon sale, this may result in large capital gains. The limitations of depreciation recapture and unfavorable timing of income recognition can also impose unexpected tax burdens. For shareholders in high tax brackets or in jurisdictions with additional tax layers, the tax cost of REIT dividends can significantly erode net after-tax yield.

The impact of interest rates, financing costs, and valuation sensitivities can bring risks with a REIT election.

Operating as a REIT tends to make corporations more sensitive to interest rates and debt servicing costs. Because REITs are required to distribute most taxable income, they often retain less cash for debt repayment or buffering against rising rates. When borrowing costs increase (either through variable rate debt or through refinancing existing fixed-rate loans), the margin between rental income and debt service may compress. Also, higher interest rates can reduce property valuations, increase capitalization rates, and thereby reduce NAV (net asset value) or appraised asset values. This can adversely affect both the ability to acquire new properties profitably and the perceived value by investors, especially in environments where credit is tight.

The performance of a REIT is heavily dependent on trends in the real estate markets where it invests.

A downturn in property values, oversupply of comparable properties, increased vacancy rates, or declines in rental rates can significantly impair the corporation’s ability to generate qualifying income and maintain distribution levels required under REIT rules. Because REITs are often restricted in the type of income they can generate, diversification options are limited, further exposing investors to cyclical and regional market risks.

REIT qualification places Restrictions on the business activities of the Company.

Once a corporation elects REIT status, it is restricted in the scope of its operations. For example, REITs cannot directly engage in most non-real estate businesses and are limited in the services they may provide to tenants. To comply, REITs often must form taxable REIT subsidiaries (TRSs) to conduct non-qualifying activities, which may create additional tax liabilities and structural complexity. These restrictions could prevent the corporation from pursuing otherwise attractive business opportunities that fall outside the REIT framework, thereby limiting long-term growth potential.

25

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

In the last twelve months, the Company has not issued any Shares to its officers and directors. The Company may make future equity issuances outside of this offering which will dilute investors. We may require additional capital for the acquisition and operation of our Facilities and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders and such securities may have rights superior to those of the Shares offered herein. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. We are currently offering Series B Preferred Stock coupled with warrants to purchase Common Stock for $4.00 a unit in a private offering.

PLAN OF DISTRIBUTION

We are offering up to 15,000,000 Shares of Series C Preferred Stock in the Company at a price per Share of $5.00, for maximum offering proceeds of up to $75,000,000.00 if all Shares are sold. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment amount established for each investor is $500.00.

The Company may close on investments on a “rolling” basis (so not all investors will receive their interests on the same date) no less frequently than every 30 days. This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date the offering circular of which this offering circular is a part is initially qualified by the SEC (the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F)), or (iii) such earlier date as terminated by the Company.

Commissions and Discounts

We have engaged DealMaker Securities, LLC as our Broker of record to assist in our self-driven capital raise on a best efforts basis of our interests in those states where Broker is registered to undertake such activities. The Broker will not solicit potential investors and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of Securities. The Company has also engaged affiliates of the Broker to provide certain ancillary services. Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker’s services agreement.

26

The following table shows the total maximum discounts, commissions, and fees payable to DealMaker Securities LLC, as Broker.

	Per Unit	Total
Public offering price	$5.00	$75,000,000
Maximum broker and affiliate commissions and fees,	$0.21	$3,249,000
Proceeds, before other expenses	$4.775	$71,751,000

Administrative and Compliance Related Functions

With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers.

None of the fees for the services are indeterminant in nature, and therefore have their own set maximum fees, and as described below these fees in aggregate will not exceed $3,249,000 (if the offering is fully subscribed).

Broker has not investigated the desirability or advisability of investment in the Securities, nor approved, endorsed or passed upon the merits of purchasing the Securities. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

a.) Administrative and Compliance Related Functions

Our Broker has agreed to provide the following services in advance of the offering for a one-time $27,500 advanced against accountable expenses:

●	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

●	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with our Company on question customization for investor questionnaire;

●	Consulting with our Company on selection of webhosting services;

●	Consulting with our Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●	Providing advice to our Company on preparation and completion of this offering circular;

●	Advising our Company on how to configure our website for the offering working with prospective investors;

27

●	Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

●	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and

●	Working with our personnel and counsel in providing information to the extent necessary.

Our Broker will also receive a cash commission based on a tiered fee system of between 4.0% and 4.5% based on the amount raised in the offering for providing the following services:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third-party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager; and
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

Tier	Rate	Tier Base	Commission
Tier 1	4.50%	25,000,000	$1,125,000
Tier 2	4.25%	25,000,000	$1,062,500
Tier 3	4.00%	25,000,000	$1,000,000
Total	4.25%	75,000,000	$3,187,500

The maximum compensation to be collected by the Broker is $3,215,000, if fully subscribed.

b.) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer, credit card, or Stablecoin to an account we designate.

For these services, we have agreed to pay DealMaker a one-time advance of $10,000, and monthly payments of $2,000, not to exceed $6,000 before qualification for accountable expenses. After qualification, we have agreed to pay a $2,000 monthly platform hosting and maintenance (management) fee, not to exceed $18,000.

The maximum compensation to be collected by DealMaker is $34,000.

Investor Qualification

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

28

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $500,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of Shares in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Shares.

How to Subscribe

After the SEC has qualified the offering statement of which this offering circular is a part, the offering will be conducted using DealMaker’s online subscription processing platform through our website at www.invest.________________.com, whereby investors in the offering will receive, review, execute, and deliver subscription agreement electronically. Payment of the purchase price for the interests will be made through a third-party processor by ACH debit transfer, wire transfer, or credit card.

Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days). The Company does not intend to receive or invest subscription funds prior to such funds being closed and related Securities being issued. The funds will sit in the processing account at least until the Company has accepted the subscription. Once a closing occurs, the funds may be released to the Company. At that time, the funds may be invested in a liquid account until deployed by the Company. The Company will be responsible for payment processing fees.

Investors will be required to complete a subscription agreement in order to invest. Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

29

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s Securities have been issued, the investor will become a shareholder of our Company. All Securities will be issued electronically in book-entry form.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. We will also amend our offering statement annually while this offering is open to include updated financial statements. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or amendment. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$75,000,000	$56,250,000	$37,500,000	$18,750,000
Broker Commission(1)	$3,249,000	$2,499,000	$1,717,750	$905,250
Net Offering Proceeds	$71,751,000	$53,751,000	$35,782,250	$17,844,750

Use of Net Proceeds:
Acquisitions	$50,940,000	$36,161,000	$24,403,250	$12,668,750
General and Administrative	$7,900,000	$5,918,000	$3,940,000	$1,965,000
Working Capital/Reserves(2)	$5,411,000	$4,047,000	$2,689,000	$1,336,000
Dividend Payment Reserves(3)	$7,500,000	$5,625,000	$3,750,000	$1,875,000
Total	$71,751,000	$53,751,000	$35,782,250	$17,844,750

30

Notes:

(1)

We have engaged DealMaker Securities LLC, referred to herein as the Broker, for administrative and compliance related services in connection with this offering. We have agreed to pay Broker a commission based on a tiered fee system for a blended rate of 4.25% to Broker, if fully subscribed. The blended rate changes based on how much capital is raised.

(2)

Working capital may be used for general operational purposes, including raw materials, inventory and packaging procurement, manufacturing and supply chain costs, product development and testing, regulatory compliance, sales and marketing expenditures, retail and distribution support, operating expenses, debt service, liquidity management, and costs associated with integrating or supporting acquired brands or strategic initiatives. Management retains discretion to allocate working capital based on operational needs and market conditions. We may pay salaries due our officers and director and/or loans and advances due to related parties from working capital.

(3)	The Company intends to reserve 10% of the monies raised through this offering for the payment of dividends of the Shares for the first year.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

The Business

Overview

The Company intends to use Offering proceeds to acquire and operate independent assisted living and memory care facilities. The Company currently owns two Facilities and controls five other Facilities through installment contracts and leases with options to purchase the Facilities. The property for each Facility is held in a separate wholly owned subsidiary. The operating companies for each Facility are wholly owned by AQ Opco Holdings LLC, a Pennsylvania limited liability company (“Opco Holdings”). Opco Holdings is owned forty-nine percent (49%) by a wholly owned subsidiary of the Company, ASL Opco Holdings Member LLC, a Pennsylvania limited liability company (“ASL Opco”), and fifty-one percent (51%) by Northwestern Enterprises, Inc., a Pennsylvania corporation (“Northwestern”), which is a shareholder of the Company. ASL Opco retains full management control of Opco Holdings.

Current Operations

The Company manages seven properties in two portfolios known as Wynwood House (wynwoodhouse.us) and Heritage Springs (heritagespringspa.com). The communities offer compassionate personal care, private and semi-private accommodations and amenities that include health monitoring, 24-hour nursing assistance, and support with nightly care routines. Additional services include guest meals, personal transportation, and beauty/barber services.

In May of 2024, the Company acquired two of the seven properties (Wynwood of Salem Hill and Wynwood of Penns Valley) and entered into leases with purchase options for four of the properties (Wynwood House: Nittany Valley and State College properties; and the Heritage Springs portfolio). Wynwood of Greenhills is subject to an installment purchase agreement and won’t close for another seven (7) years. Acquisition closings for the four assets are targeted in the third and fourth quarters of 2026. Under this plan, the Company has begun making managerial, physical and technological improvements to the communities while managing and operating them before acquiring them.

31

The following includes a short description of each property.

1.	Wynwood House at Salem Hills is a single-story personal care home located at 424 Heckman Cemetery Road, Spring Mills, PA 16875. The facility was constructed in 1990 and is situated on approximately 4.53 acres (197,327± square feet), with an approximately 7,425± square foot building located within a residential zoning district. The property is improved with a personal care home of average quality and condition and is licensed for 30 personal care beds, with an operating capacity of 18 units. The site affords good roadway access and visibility and includes approximately 28 on-site parking spaces. The building is constructed on a poured concrete slab foundation with no basement and features wood-frame construction, vinyl exterior wall coverings, and a gable roof with asphalt shingles. Mechanical systems consist of electric baseboard heating and central cooling serving common areas, along with through-wall PTAC units in resident rooms. The facility is equipped with resident call systems and emergency back-up lighting but does not currently include a fire sprinkler system or on-site emergency backup power.

2.	Wynwood House at Penns Valley is a single-story personal care home located at 122 Wynwood Drive in Centre Hall, Centre County, Pennsylvania. The facility was constructed in 2005 and is situated on approximately 3.20 acres (139,392± square feet), with an approximately 11,650± square foot building located within a residential zoning district. The property is improved with a personal care home of average quality and condition and is licensed for 40 personal care beds, with an operating capacity of 37 units. The site offers good roadway access and visibility and includes approximately 25 on-site parking spaces. The building is constructed on a poured concrete slab foundation with no basement and features wood-frame construction, vinyl exterior wall coverings, and a gable roof with asphalt shingles. Mechanical systems consist of electric baseboard heating and central cooling serving common areas, along with through-wall PTAC units in resident rooms. The facility is equipped with resident call systems and emergency back-up lighting; however, it does not currently have a fire sprinkler system or on-site emergency backup power.

3.	Wynwood House at Greenhills is a single-story personal care home located at 301 Farmstead Lane in State College, Centre County, Pennsylvania. Situated on approximately 3.43 acres (149,410± square feet), the property contains an approximately 19,856± square foot building that was constructed in 1998 and is zoned Planned Residential Development (PRD). The facility is licensed as a Personal Care Home with capacity for 50 beds and is currently operated with 45 units. The site benefits from good roadway access and visibility and provides approximately 42 on-site parking spaces. The building is of average quality and condition, constructed on a poured concrete slab foundation with no basement, wood-frame construction, vinyl exterior wall covering, and a gable roof with asphalt shingles. Mechanical systems include central air conditioning with through-wall PTAC units serving resident rooms. The facility is fully protected by a wet fire sprinkler system and is equipped with resident call systems, emergency back-up lighting, and an on-site emergency generator, supporting resident safety and continuity of operations.

4.	Wynwood House at State College is a single-story personal care home located at 2350 Bernel Road in State College, Centre County, Pennsylvania. The facility was constructed in 2018 and is situated on approximately 3.42 acres (148,975± square feet), with an approximately 28,735± square foot building located within the Planned Airport District (PAD) mixed-use zoning area. The property is improved with a personal care home of average quality and condition and is licensed for 60 personal care beds, with an operating capacity of 57 units. The site plan provides two points of ingress and egress along the south side of Bernel Road and includes approximately 30 on-site parking spaces. The building is constructed on a poured concrete slab foundation with no basement and features wood-frame construction, vinyl exterior wall coverings, and a gable roof with asphalt shingles. Mechanical systems include central air conditioning with through-wall PTAC units serving resident rooms. The facility is fully protected by a wet fire sprinkler system; however, it does not include dedicated security systems or on-site emergency backup power..

5.	Wynwood House at Nittany Valley is a single-story personal care home located at 294 Discovery Drive in Boalsburg, Centre County, Pennsylvania. The facility was constructed in 2016 and is situated on approximately 2.61 acres (113,517± square feet), with an approximately 19,100± square foot building zoned C-1 (General Commercial). The property is improved with a personal care home of average quality and condition and is licensed for 40 personal care beds, with an operating capacity of 38 units. The site plan includes two points of ingress and egress along the south side of Discovery Drive and provides approximately 30 on-site parking spaces. The building is constructed on a poured concrete slab foundation with no basement and features wood-frame construction, vinyl exterior wall coverings, and a gable roof with asphalt shingles. Mechanical systems include central air conditioning with through-wall PTAC units serving resident rooms. The facility is fully protected by a wet fire sprinkler system; however, it does not currently include dedicated security systems or on-site emergency backup power.

32

6.	Heritage Springs Memory Care’s Lewisburg Community is located at 327 Farley Circle, Lewisburg, PA 17837 in the heart of north central Pennsylvania in the well-established Brook Park Farms section of Lewisburg. The building was built in 2014 as a wood frame single story structure and encompasses approximately 3.28 acres. Housing a total of 42 private and 10 companion style suites, the Lewisburg Community is divided into two neighborhoods: Heritage Hall and Memory Lane. The licensed program includes Secure Care Dementia Unit (SCDU)/ Personal Care Home (PCH) – 64 licensed bed capacity. The Company leased the facility through AQ Opco Lewisburg LLC, a Pennsylvania limited liability company (the “Lewisburg Opco”) on March 2025 through a triple net lease agreement. The lease term is for twelve months plus a ninety day extension and commenced on October 19, 2025. Base rent is $30,000.00 per month. Lewisburg Opco’s affiliate, AQ Propco Lewisburg, LLC, a Pennsylvania limited liability company, has the option to purchase the leased premises following expiration of the term subject to the purchase Heritage Springs Memory Care’s Montoursville Community described below. For 2025, Lewisburg has an average occupancy of 25 residents with a maximum license capacity of 64.

7.	Heritage Springs Memory Care’s Montoursville Community opened in the summer of 2019 on a 5 acre site with an excess of 3.27 excess land. It is located at 878 Old Cement Plant Road, Muncy, PA 17756. The newly constructed community is conveniently positioned in the River Valley of north central Pennsylvania, minutes away from Williamsport. Two neighborhoods complete the new community: each housing 30 residents, for a total of 57 private and semi-private suites. The licensed program includes Secure Care Dementia Unit (SCDU)/ Personal Care Home (PCH) – 60 licensed bed capacity. The Company leased the facility through AQ Opco Montoursville LLC, a Pennsylvania limited liability company (the “Montoursville Opco”) on March 2025 through a triple net lease agreement. The lease term is for twelve months plus a ninety day extension and commenced on October 19, 2025. Base rent is $40,000.00 per month. Montoursville Opco’s affiliate, AQ Propco Montoursville, LLC, a Pennsylvania limited liability company, has the option to purchase the leased premises following expiration of the term subject to the purchase Heritage Springs Memory Care’s Lewisburg Community described above. For 2025, Montoursville has an average occupancy of 56 residents with maximum license capacity of 60.

8.	On January 9, 2026, the Company entered into an asset purchase agreement, (“APA”) to acquire the scattered site senior housing portfolio known as HeartHomes. The portfolio consists of three properties and associated business operations known as: (i) “HeartHomes at Bay Ridge,” located at 3023 Arundel on the Bay Road, Annapolis, Anne Arundel County, Maryland; (ii) “HeartHomes at Pasadena,” located at 8016 Ritchie Highway, Pasadena, Anne Arundel County, Maryland; and (iii) “HeartHomes at Piney Orchard,” located at 8735 Piney Orchard Parkway, Odenton, MD 21113. The Company is only purchasing real and personal property and not the business operations of HeartHomes. We have not closed on these properties and are currently in due diligence. The senior management team has embarked on a 90-day due diligence period and will review operations, policies and procedures, financial records as well as conduct inspections of the physical plants including Phase I environmental studies. At or before the conclusion of the due diligence period, a decision will be made to either purchase the portfolio or terminate the APA. Terms of the APA required the Company to make a good faith refundable $25,000 deposit, which is being held in escrow. If the transaction is concluded, the good faith deposit will be credited against the purchase price. The purchase price of the three-asset portfolio (3 unique sites with four buildings total) is $9,400,000.00. The terms include assumption of an existing HUD mortgage with a balance of approximately $5,022,000, at a rate of 3.67% and amortizing based on a 35-year schedule. The monthly payment is $50,481.70. The seller has agreed to provide a $2,000,000.00 note with terms that include an 8.0% rate, a 30-year amortization schedule with a balloon payment on the eight-year anniversary of the loan. Additionally, terms include anniversary principal payments of $25,000.00. The monthly payment will be approximately $14,676.00. There are a total of 64 units and approximately 4.58 acres that comprise the three sites. There is no guarantee that we will acquire these properties or that the above terms will not change, depending on due diligence findings and other factors.

33

Support Services

The Facilities will require a number of support services so that they can be operated successfully. These services include but are not limited to the following:

Human Resource Management: Human Resource Management (HRM) plays a crucial role in organizations by managing the most valuable asset: human capital. The scope of HRM encompasses various functions and responsibilities that are essential for effective people management.

1)	Employee Recruitment and Selection
2)	Training and Development
3)	Performance Management
4)	Compensation and Benefits Management
5)	Employee Relations and Engagement
6)	Health and Safety
7)	HR Information Management
8)	Legal Compliance and Ethical Standards
9)	Crisis Management
10)	Inclusive Workplace Culture

Financial and Accounting Management: Financial and Accounting Management (FAM) services are responsible for managing the company’s finances and ensuring it operates in compliance with regulations.

1)	Account Receivable and Account Payable
2)	Invoice and Billing
3)	Financial Reporting
4)	Internal Reporting and Analysis
5)	Budgeting
6)	Payroll
7)	Tax Reporting
8)	Interest Payments

Insurance Policy Management: Insurance Policy Management (IPM) refers to the process of creating, updating, and managing insurance policies for customers. This includes tasks such as policy creation, renewal, updates, and cancellation.

1)	General Liability
2)	Employment Practice
3)	Property
4)	Worker’s Compensation
5)	Automobile
6)	Umbrella
7)	Cyber Security
8)	Management Liability
9)	Medical and Healthcare

Client and Healthcare Data Management: Healthcare Data Management (HDM) is the process of managing the lifecycle of health data, including its creation, storage, organization, processing, archiving, and destruction. HDM also involves protecting and securing data to maintain confidentiality and integrity and ensuring that only those who need access can access it.

1)	Customer Relationship Management – CRM

34

2)	Electronic Health Record – EHR

A number of these services will be provided by Northwestern, a principal owner and strategic service partner of the Company, for which Northwestern will be compensated, including through proceeds from this Offering.

Market Overview

By 2060, more than 90 million Americans will be over age 65-nearly double the number from 2020. Yet new senior housing development is falling behind demand. In the first quarter of 2025, there were only 1,076 construction starts comprising approximately 19,500 units, the lowest since 2009 and 2013, respectively.1

In the second quarter of 2025, annual inventory growth fell to 0.97% - the first time below 1% - since the National Investment Center for Senior Housing & Care (NIC) began tracking in 2006. To maintain today’s 80+ year olds’ need for housing, the US will need to construct approximately 156,000 new units before year end 2025 and nearly 549,000 new units by 2028. That unit construction number exceeds 806,000 of demand for new units by 2030. Based on the current trajectory, by 2030 there is forecast to be a 550,000-unit shortfall and by 2040, demand is forecast to reflect a need for 1.8 million new units.2

1 U.S. Census Bureau, 2017 National Population Projections and NIC MAP 31 Primary Markets

2 U.S. Census Bureau, 2017 National Population Projections and NIC MAP 31 Primary Markets

35

Exit Strategy

The Company may operate indefinitely notwithstanding several options that investors may be given to exit their investment such as upon an acquisition or an initial public offering, a call of their shares, or by a transfer of their shares (and Warrants if transferred within the exercise period). There is not a public market for the Company’s securities and investors may be unable to transfer the securities acquired through this Offering.

Regulation

We are subject to federal, state, and local laws that affect property entitlement, development, and ownership generally, including permitting and licensing laws and regulations relating to the development of property, environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities. In addition, we are subject to laws and regulations that affect the ownership and operation of assisted living and memory care homes. Owning and operating residential assisted living and memory care homes in the United States involves compliance with various federal, state, and local regulations. These regulations ensure the safety, well-being, and dignity of residents. At the federal level, oversight is more general and includes adherence to laws such as the Americans with Disabilities Act, the Fair Housing Act, and, in some cases, the Health Insurance Portability and Accountability Act. However, the primary authority over Facilities rests with individual state governments, which set licensing, operational, and care standards. State regulations typically require that facility owners obtain a license through a health or human services department. This licensing process often includes background checks for owners and staff, physical inspections of the property, and the submission of detailed operational plans. States also mandate staff training requirements, which may include certifications in CPR, first aid, and dementia care, depending on the level of services offered. Memory care units, in particular, may be subject to additional standards due to the specialized needs of residents with Alzheimer’s or other cognitive impairments. Operational regulations focus on maintaining adequate staffing ratios, ensuring safe medication management, providing appropriate nutrition, and keeping comprehensive resident records. Facilities are also required to have emergency preparedness plans and must submit to regular inspections to maintain compliance. Any violations found during inspections can lead to fines, license suspension, or closure. Additionally, residents’ rights—such as privacy, freedom from abuse, and the ability to make personal choices—must be upheld at all times. Local zoning and building codes also play a role in regulating residential assisted living and memory care homes. Operators must ensure that their properties meet fire safety standards, accessibility requirements, and local ordinances that may limit the number of residents or staff per facility. Some municipalities require public hearings or community approvals before a home can open. Navigating these layers of regulation requires careful planning, ongoing education, and often the assistance of legal or compliance professionals.

See the discussion in “Risk Factors” regarding some of these regulations and the risks they pose for our business. Regulations may vary from jurisdiction to jurisdiction and from state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business. While the Company will use its best efforts to comply with all laws, including federal, state, and local laws and regulations, claims arising out of actual or alleged violations of law could be asserted against us by individuals or government authorities. These legal actions could expose the Company to significant damages, legal fees or other penalties that would adversely affect the Company and its ability to distribute income to its shareholders.

Investor Reporting

The Company will use commercially reasonable efforts to furnish to each shareholder reports as follows: (i) a discussion of the Company’s performance and (ii) all information related to the Company necessary for the preparation of the shareholder’s federal and state income tax returns. The Company initially plans to provide investors with quarterly periodic reports but may change the frequency. It will file annual reports as required under Regulation CF.

Intellectual Property

As of the date of this offering statement, the Company has not applied or received approval of any patents or trademarks.

Litigation

The Company is not aware of any current or threatened litigation.

DESCRIPTION OF PROPERTY

The Company owns and leases the real property detailed in “Description of Business – Current Operations.”

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company

The Company was formed in Maryland on October 23, 2023, for the purpose of acquiring, owning, operating, and managing senior housing communities. Revenues are expected to be generated primarily from resident fees and service charges, with additional growth supported by the incorporation of technology and the achievement of economies of scale. The Company will conduct capital raising activities for use in corporate operations and for property acquisitions simultaneously pursuant to Regulation D, Regulation CF, and/or Regulation in 2026 and 2027.

Operations

The Company did not have income generating operations is 2023. In 2024, the Company generated $341,250 in revenues following its initial acquisitions. Its general and Administrative expenses increased from $23,359 in 2023 to $162,953 in 2024 due to the Company and its Depreciation Expense increased from $0 in 2023 to $96,902, each due to the Company’s acquisitions and beginning operations. Net loss similarly increased from -$24,359 in 2023 to -$97,002 in 2024.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $1,101,266 cash and cash equivalents on hand. As of December 31, 2025, the Company had approximately $1,810,6433 cash and cash equivalents on hand. It does not currently have any significant capital commitments. The Company is reliant on the capital raised in this and its other exempt offerings for operations. The Company may also elect to utilize debt financing to fund Company operations.

Plan of Operations

Please see “Plan of Operations” under the section entitled “Description of Business” 12 for a description of the Company’s plan of operations for the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected by our shareholders. The board of directors appoints our executive officers. Our directors and executive officers as of March 15, 2026, are as follows:

Officers

Name	Position and Offices Held	Term of Office
Stephen J. Schmid	President/Chief Executive Officer	October 23, 2023 - Present
Leonard S. Poncia	Chief Development Officer	September 2025 - Present
James T. Burnham Jr.	Executive Vice President, Chief Operating Officer	May 17, 2024 - Present
Michael T. Hines	Executive Vice President, Capital Markets	October 23, 2023 - Present
Jack Takacs	Executive Vice President, Strategic Solutions	April 15, 2025 - Present

Directors

Name	Position and Offices Held	Term of Office
Leonard S. Poncia	Chairman of the Board	May 17, 2024 – Present
James T. Burnham Jr.	Director	May 17, 2024 – Present
Michael T. Hines	Director	October 23, 2023 – Present
Joseph S. Martz	Director	May 20, 2025 – Present
Stephen J. Schmid	Director	October 23, 2023 - Present

Stephen J. Schmid; President, Chief Executive Officer, Co-Founder

35+ years in all aspects of real estate investment property sales, finance, and capital raising. Experienced in underwriting and valuing all major real estate property types. Sales and finance activities exceed $750,000,000. Public and private company experience responsible for equity capital raising, debt financing, joint venture development, project finance, and construction lending with NASDAQ, NYSE, and family office companies. His three year work history includes:

Company: Aquinas Senior Living, LLC

Position Held: President and Chief Executive Officer

Dates of Service : Since October 2023

Responsibilities: Researched senior housing demand, prepared a business plan, organized, funded and co-founded the Company. Planned for and executed merger with a dormant shell corporation for purposes of capital raising Identified, negotiated and acquired initial properties for Aquinas. Coordinated transition from prior management company to newly formed and capitalized management company. Currently staffing management personnel at senior level.

Company: SCG Realty Group, Inc.

Position Held: President

Dates of Service : Since 2015

Responsibilities: Source commercial real estate projects for acquisition, financing, and development for investment. Entirely responsible for the project lifecycle and collaboration with parties to facilitate project profitability and success.

37

Leonard S. Poncia; Chairman of the Board, Chief Development Officer

Leonard has 35+ years in all aspects of commercial real estate investment and development. Experienced developer of housing, low and high-rise apartment buildings, urban infill office, retail, and industrial investment property. Entitlement process expert at federal, state, and municipal levels. Development and investment activities exceed $3 billion. Leonard has also spent over 35 years helping care for the elderly through Little Sisters of the Poor.

James T. Burnham Jr.; Executive Vice President, Chief Operating Officer

Experienced and resourceful C-suite executive in the senior housing and long-term care industry in the for-profit and not-for-profit landscape since 2000. Served on multiple state association committees and board-level positions, focusing on PA Assisted Living Association initiatives. Engaged to provide subject matter expert testimony for proposed senior housing and care projects in excess of $500,000,000. His three year work history includes:

Time Period: June 2023 to Present

Independent Contractor - Consultant for ASL

Responsible for overall operations for various personal care and memory care communities in PA. Conducted financial forecasts and operational assessments for new acquisition opportunities.

Time Period: January 2017 to April 2023

President for Horst Senior Care (HSC) - Brand Name of Columbia Cottage

Responsible for overall financial performance and operations for (5) Assisted Living Facilities (ALF) located in PA. HSC employs over 250 employees and provides 24/7 care and support services to over 180 residents.

Michael T. Hines; Executive Vice President, Capital Markets, Co-Founder

Michael Hines is a seasoned corporate finance executive with over 30 years of experience in capital markets and transactional leadership. He has successfully managed public offerings, private placements, mergers and acquisitions, and has syndicated equity placements to banks, institutional investors, family offices, and wealth managers across domestic and international markets. His capital market funding activities exceed $500 million, reflecting a proven track record in structuring and executing complex financial transactions.

Beyond corporate finance, Michael brings expertise as a commercial real estate cost segregation consultant, helping clients optimize tax strategies and improve asset performance. He is also an accomplished small business owner and private investor, leveraging his deep financial acumen to identify and grow strategic opportunities. Michael’s career is defined by his ability to navigate dynamic markets, build strong investor relationships, and deliver sustainable value for stakeholders. His three year work history includes:

2018-2022: Cost Segregation Services, Consultant. Provided engineering-based tax consulting solutions to CPAs, real estate investors, and business owners in North Florida.

2023-present: Co-founder, Executive VP, Aquinas Senior Living, Inc.

Jack Takacs; Executive Vice President, Strategic Solutions

Jack is a distinguished Corporate Finance Executive and entrepreneur with more than five decades of experience providing strategic, financial, and operational leadership to corporations and institutional investors across U.S. and international markets. Throughout his career, he has demonstrated expertise in structuring complex transactions, securing capital, and driving growth through the deployment of capital across diverse industries. As Founder and Executive Managing Director of Fundamental Credit Advisors LLC and The Fundamental Group, Jack has led initiatives in auto loan securitizations, collateralized loan obligations (CLOs), monetization of medical devices, and structured credit solutions for large-scale corporate lending and investment portfolios. Previously, he served as Chief Executive Officer of a diversified bank holding company, where he directed mergers, acquisitions, and asset dispositions, and as Managing Director and Senior Partner at a private equity fund managing over $1 billion in assets under management. His experience also includes serving as Co-Head of Capital Markets for a diversified holding company with investments in national hotel chains, franchise businesses, savings and loan banking, and real estate portfolios. Jack’s leadership is defined by strategic foresight and innovative financial solutions that deliver long-term value.

38

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Nevada law and the Company’s Bylaws. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Committees

We have not established any Board committees.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted a Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the three highest-paid persons who were executive officers or members of the Board for the period from inception to the period ended December 31, 2025:

Name	Capacities in which compensation was received	Cash compensation	Other compensation	Total compensation
James Burnham	Executive Vice President, Chief Operating Officer	$220,500	$0	$0
Leonard S Poncia	Chief Development Officer	$30,000	$0	$30,000

Stephen Schmid	President, CEO	$30,000	$0	$30,000
Michael Hines	EVP Capital Markets	$30,000	$0	$30,000
Jack Takacs	EVP Strategic Solutions	$30,000	$0	$30,000

The Board sets officer and director compensation. To date, only James Burnham is receiving compensation for his executive services and the other officers and directors are compensated in their capacities as consultants. On June 1, 2024, James Burnham began receiving a monthly consulting fee in the amount of $16,500.00. On March 1, 2025, his monthly consulting fee was increased to $18,750.00. Additionally, as of June 1, 2025, the Company began paying for his health and dental insurance, which totals approximately $2,883.92 per month. The Company also pays an annual life insurance premium for Mr. Burnham in the amount of $5,950.00. As of October 2025, the Company pays the other senior executives, Leonard S Poncia, Stephen J Schmid, Michael T Hines, and Jack P Takacs a consulting fee of $10,000.00 each, per month; however, the Company intends to enter into employment agreements with each above listed officer of the Company when the Company has raised approximately $5,000,000 from its offerings. Each officer is expected to receive a salary of $225,000 per year. When appropriate, the Company intends to provide its employees with benefits including health insurance, stock purchase plan, stock grants, paid vacation and contributions toward retirement. The senior management team will have the option of participating in these benefits when offered.

39

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 1, 2026 by (i) each person known by us to beneficially own more than ten percent (10%) of our common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. As of February 1, 2026, there were

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name of Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Common Stock	Northwestern Enterprises, Inc.(1)	2,222,223	N/A	20.81%
	Leonard Poncia	500,000	N/A	4.68%
	James Burnham	459,863	N/A	4.31%
	Michael Hines	707,660	N/A	6.63%
	Jack Takacs	300,000	N/A	2.81%
	Joseph Martz	0		0%
	Stephen Schmid	665,059		6.23%
	Officers and Directors as a Group	4,854,804		45.46%

(1)	Northwestern Enterprises, Inc. is beneficially owned by Merakey USA, Inc., whose address is 620 E. Germantown Pike, Lafayette Hill, PA 19444. Joe Martz, a director, is the CEO of Merakey USA, Inc.

40

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company uses ASL Management to manage the property and associated operations company for each Facility that it acquires. Every executive listed in the section entitled “Directors, Officers, and Key Employees” above is a member of ASL Management. Therefore, the management contracts are not negotiated at arm’s length. While the Company believes that having its executives own and control the company managing the properties and operating company for each Facility saves the Company money and streamlines operations, it is possible that the Company could negotiate a better rate with an unrelated third party.

In addition, the Company has a shareholder named Northwestern Enterprises, Inc. Northwestern is wholly owned by Merakey, Inc, a Pennsylvania corporation (“Merakey”). Northwestern holds fifty-one percent (51%) ownership of Opco Holdings, which wholly owns all the operating companies for the Facilities. The Company holds the remaining forty-nine percent (49%) ownership through ASL Opco. While Northwestern holds a majority ownership, ASL Opco retains complete managerial control. The ownership was structured to give Northwestern a majority because by doing so, it allows for personnel at each of the property operating companies to be eligible for Merakey health insurance benefits.

As mentioned previously, Northwestern is a shareholder of the Company. The Company issued Northwestern 555,556 shares of Common Stock in exchange for access to Merakey’s back office services which currently include the following:

●	Human Resource Management: Recruitment, credentialing, payroll processing, benefits administration, compliance with labor laws, and employee training to ensure an efficient and well-managed workforce.

●	Financial and Accounting Management: Oversight of billing, budgeting, revenue cycle management, and financial reporting to optimize financial health and compliance.

●	Insurance Policy Management: Negotiation and administration of provider contracts, claims management, risk assessment, and ensuring compliance with payer policies and regulations.

●	Client and Healthcare Data Management: Secure handling of patient records, data analytics, HIPAA-compliant storage solutions, and interoperability support for electronic health records (EHR).

●	Customer Relationship Management (CRM): Enhancing patient engagement, referral management, service tracking, and satisfaction monitoring.

●	Enterprise Risk Planning: Development of strategies to mitigate operational, financial, and compliance risks, including crisis management planning and regulatory audits.

●	Purchasing: Centralized procurement of medical supplies, equipment, and pharmaceuticals to optimize cost savings and ensure vendor compliance.

●	Pharmacy Services: Medication procurement, formulary management, compliance with state and federal pharmacy regulations, and integration with healthcare providers to improve patient outcomes.

●	Technology Assistance/Assessment: Evaluation and implementation of IT infrastructure, software integration, and digital transformation strategies to enhance operational efficiency.

41

●	Marketing Services: Brand development, digital marketing strategies, outreach campaigns, reputation management, and social media engagement to enhance visibility and growth.

●	Real Estate and Facilities Management: Lease negotiations, facility maintenance, compliance with healthcare facility regulations, and space optimization to support efficient operations.

●	Legal Services: Regulatory compliance, contract review, risk mitigation, licensure assistance, and legal counsel for healthcare transactions, employment matters, and operational policies.

In addition, in a separate transaction Merakey invested $5,000,000.00 through Northwestern in exchange for 1,666,667 shares of Common Stock at a price of $3.00 per share.

Equity holders or management loaned the Company amounts of approximately $300,000 throughout 2024. The loan accrues interest at approximately 8% and is due on demand. The balance of the loan was $217,500 as of December 31st, 2024. The Company incurred and accrued interest of $4,022 as of December 31st, 2024, related to this loan.

In 2025, a related party converted $200,000 of convertible notes into common stock of the Company.

Conflicts of Interest

Investors should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgment as to the Company’s best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm’s length but will be in all cases consistent with the duties of the management of the Company. By acquiring Shares, investors will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Management of the Company may be involved with similar investments or businesses. The Company’s management and their affiliates may manage or hold ownership interest in other business entities engaged in making similar investments to those contemplated to be made by the Company. Management and their affiliates who will raise investment funds for the Company may act in the same capacity for other investors, companies, partnerships, or entities that may compete with the Company. To the extent its time is required on these business and management activities, they may not be available to be involved in the day-to-day monitoring of the Company’s operations.

Management, certain shareholders, and their affiliates will receive compensation from the Company. Management, certain shareholders, and their affiliates will receive various forms of compensation from the Company, including management fees, administrative reimbursements, and other payments for services rendered. The terms of such compensation arrangements have not been, and may not in the future be, established through arms-length negotiations with independent third parties. Instead, they are determined by the Company’s management or affiliates, who may have a direct or indirect financial interest in the outcome. As a result, there is a risk that such payments could exceed amounts that would otherwise be paid for similar services obtained from unrelated service providers in a competitive market.

Because the same individuals or entities may control both the Company and its affiliates, there exists the potential for self-dealing and conflicts of interest. Management may be incentivized to recommend or approve additional services, enter into higher-cost arrangements, or structure transactions in a manner that increases compensation to affiliates rather than maximizes value for investors. These relationships could also discourage strict oversight, objective evaluation of performance, or renegotiation of fee terms since the parties involved may benefit personally from the continuation of existing arrangements. Furthermore, there is no assurance that all such affiliate transactions will be reviewed or approved by disinterested members or that comparable terms could not have been obtained from unaffiliated third parties. As a result, investors may bear the financial consequences of any excessive or non-market compensation arrangements, which could reduce the Company’s net income, cash flow available for distributions, or overall investment returns.

42

Management and its affiliates may not have had the benefit of separate counsel. Attorneys, accountants, and/or other professionals representing the Company may also serve as counsel or agent to the members of management of the Company and certain of their affiliates, and it is anticipated that such multiple representations may continue in the future. As a result, conflicts may arise, and if those conflicts cannot be resolved or the consent of the respective parties cannot be obtained to the continuation of the multiple representations after full disclosure of any such conflict, such counsel will withdraw from representing one or more of the conflicting interests with respect to the specific matter involved.

DESCRIPTION OF SECURITIES

The rights and obligations of the shareholders are governed by the Company’s Amended Certificate and Bylaws. The following summary covers certain significant provisions of these documents and is qualified in its entirety by the provisions of each. It is the intent of the Company that this Offering Circular accurately summarize and represent the terms of the Amended Certificate and Bylaws. However, in the event that any term of this Offering Circular conflicts with either document, the respective document shall control rather than the Offering Circular. Each prospective investor should carefully study the Amended Certificate and Bylaws attached to the Offering Statement, in their entirety before purchasing Shares.

The Company is authorized to issue 100,000,000 shares of capital stock consisting of 25,000,000 authorized shares of Common Stock and 75,000,000 authorized shares of Preferred Stock. The Company has designated three classes of Preferred Stock. Of the 75,000,000 shares of Preferred Stock, a total of 800,000 shares have been designated as Series A Preferred Stock, 1,250,000 shares have been designated as Series B Preferred Stock, and 31,000,000 shares have been designated as Series C Preferred Stock. As of the date of February 1, 2026 the Company had 10,680,450 shares of Common Stock and 800,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The Company has authorized 25,000,000 shares of Common Stock.

Rank

The Company’s Common Stock ranks junior to its Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company.

Distributions

Holders of the Common Stock of the Company will be entitled to receive when, as and if declared by the Board, cash dividends, pro rata based upon the number of shares of Series C Preferred Stock held, after all payments owed to holders of the Preferred Stock have been made.

Voting

Holders of the Company’s shares of Common Stock may vote or provide consent on matters brought before the shareholders and have one vote per share of Common Stock.

Other Rights

Holders of the Common Stock have no redemption or preemptive rights.

Series A Preferred Stock

The Company has designated 800,000 shares as Series A Preferred Stock.

43

Rank

The Series A Preferred Stock, with respect to dividend rights, ranks (a) senior to the Common Stock; and (b) on a parity, in all respects, with Series B Preferred Stock and Series C Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to the Corporation’s other existing and future indebtedness. The Series A Preferred Stock has no preferential rights upon liquidation, dissolution or winding up of the Corporation. The Corporation has the right to authorize and/or issue additional shares or classes or series of capital stock without the consent of the holders.

Voting Rights

Holders of Series A Preferred Stock have no voting rights except as provided for by the Maryland Business Organization Code or as expressly provided for in the Amended and Restated Certificate of Formation.

Dividends

Holders of record of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board or an authorized committee thereof, out of funds of the Company legally available therefor, non-cumulative cash dividends at the annual rate of 4.0% of $3.00 per share for each such share of Series A Preferred Stock. The amount of dividends payable for any quarterly dividend period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full quarterly dividend period will be computed on the basis of the actual number of days elapsed in such period.

Conversion

Optional Conversion of Series A Preferred Stock: The Series A Preferred Stock is not convertible at the option of holders. Beginning May 31, 2029, the Company has the unilateral right, but not the obligation, to convert some or all outstanding shares of Series A Preferred Stock into shares of Common Stock at the applicable conversion rate in effect on the conversion date. Holders will not have the ability to elect whether or when such conversion occurs.

Company-Controlled Timing and Mechanics: Any conversion will be effected by written notice from the Company to the holders specifying the number of shares being converted and the conversion date. Upon receipt of such notice, holders will be required to surrender their Series A Preferred Stock certificates and related documentation within a specified period in order to receive Common Stock. Failure to timely comply with these administrative requirements could delay the issuance of Common Stock.

Conversion Consideration: Upon conversion, each share of Series A Preferred Stock will be converted into a fixed number of shares of Common Stock based on the conversion rate in effect at the close of business on the conversion date. Fractional shares of Common Stock will not be issued; instead, holders will receive cash in lieu of any fractional share based on the market price of the Common Stock immediately prior to issuance.

Dividend Treatment Upon Conversion: Holders whose Series A Preferred Stock is converted will be entitled to receive any declared but unpaid dividends accrued through the conversion date in cash. Following conversion, the converted Series A Preferred Stock will cease to be outstanding and will no longer accrue dividends or carry any preferred rights.

No Holder Redemption or Exchange Rights: The Series A Preferred Stock is not redeemable at the option of holders and is not exchangeable for other securities or property of the Company. There is no sinking fund or similar mechanism for the retirement or repurchase of Series A Preferred Stock.

Dilution and Loss of Preferred Rights: Conversion of Series A Preferred Stock into Common Stock will result in dilution to existing holders of Common Stock and will eliminate the converted holders’ preferential rights, including dividend preferences and liquidation priorities, replacing them with the rights associated with Common Stock.

Regulatory and Issuance Considerations: The Company is required to reserve a sufficient number of authorized but unissued shares of Common Stock to satisfy its conversion obligations and to comply with applicable securities laws in connection with the issuance of Common Stock upon conversion. Delays or restrictions arising from securities law compliance could affect the timing of conversion and delivery of shares.

44

Preemptive; Shareholder Redemption Rights

Holders of Series A Preferred Stock are not entitled to preemptive rights to acquire additional capital stock of the Company and do not have redemption rights.

Series B Preferred Stock

The Company has designated 1,250,000 shares as Series B Preferred Stock.

Rank

The Series B Preferred Stock, with respect to dividend rights, ranks (a) senior to all Junior Stock; and (b) on a parity, in all respects, with all Parity Stock, including the Series A Preferred Stock and the Series C Preferred Stock. With respect to any liquidation, dissolution, or winding up of the Corporation, the Series B Preferred Stock, with respect to dividend rights, ranks (a) senior to all Junior Stock; and (b) on parity, in all respects, with all Parity Stock, including Series C Preferred Stock as described in Section 3 below. Also, the Series B Preferred Stock and all other capital stock of the Corporation ranks junior in right of payment to the Corporation’s existing and future indebtedness. The Corporation has the right to authorize and/or issue additional shares or classes or series of capital stock without the consent of the Holders

Voting Rights

Holders of Series B Preferred Stock have no voting rights except as provided for by the Maryland Business Organization Code.

Dividends

Each holder of shares of Series B Preferred Stock will be entitled to receive, when and as declared by the Board of Directors in its sole discretion, cumulative dividends, which dividends will be paid by the Corporation out of funds legally available therefor, payable in cash at the rate of ten percent (10%) per annum on $4.00 per share of Series B Preferred Stock, payable monthly in arrears. The initial Payment Date will be January 1, 2026 and each subsequent payment date will be the first day of each calendar month thereafter. The record date to qualify for payment of dividends for a Payment Date is 30 days prior to the Payment Date. Dividends will be computed on the basis of twelve 30-day months and a 360-day year. Each payment made to a Series B Holder shall be rounded to the next lowest cent. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by ACH or check and mailed to the Series B Holder’s address as it appears on the register for such share of Series B Preferred Stock by the 15th day after the Payment Date.

So long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking senior to the Series B Preferred Stock as to the payment of dividends) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking senior to the Series B Preferred Stock as to the payment of dividends, if any), shares of Common Stock unless all cumulative dividends and the full monthly dividend on the Series B Preferred Stock for the then current calendar month has been or is contemporaneously declared and paid or declared and set apart for payment.

When dividends are not paid in full on the Series B Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the dividends per share on the Series B Preferred Stock for the then current dividend period bears to the dividends per share on such other shares of stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend).

45

Liquidation, Dissolution, and Winding-Up

Liquidation Event: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (Liquidation Event), not including any sale, transfer or other disposition of all or substantially all of the assets of the Company (Deemed Liquidation Event), before any distribution or payment shall be made to Holders of Junior Stock, the Holders of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, (i) the $4.00 per share, and (ii) a ratable amount of any unpaid cumulative dividends owed to the Holders of Series B Preferred Stock (the “Series B Liquidation Preference”) for any completed month. Such Series B Liquidation Preference shall be made in parity with any Holders of Parity Stock who also are entitled to receive a Liquidation Preference. After payment in full of the Series B Liquidation Preference, Holders of the Series B Preferred Stock shall not participate further in distribution of any remaining assets of the Corporation.

Deemed Liquidation Event: Upon a Deemed Liquidation Event, before any distribution or payment shall be made to Holders of Junior Stock, the Holders of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation, legally available for distribution to its stockholders, an amount equal to the Series B Liquidation Preference in parity with Holders of Parity Stock also entitled to a Liquidation Preference. Thereafter, Holders of Series B Preferred Stock will share ratably with any Holders of Parity Stock, ten percent (10%) of any remaining assets of the Corporation.

Corporation Call of Shares

The Corporation may, at its sole option, redeem or call the shares of Series B Preferred Stock, in whole or in part, any time after eighteen (18) months from the Series B Initial Issuance Date (the date on which the Corporation records the issuance of the first share of Series B Preferred Stock in its stock ledger), in cash, upon giving not less than ten (10) Business Days’ prior written notice to any Holders whose shares are being redeemed. The Corporation shall call shares pro rata from the Holders of Series B Preferred Stock. The price for any shares called for redemption shall equal (i) $4.00 per share, and (ii) an amount equal to any unpaid cumulative dividends for the Series B Preferred Stock multiplied by the number of shares of Series B Preferred Stock being redeemed divided by the total number of outstanding shares of Series B Preferred Stock (the “Series B Call Price”). For non-certificated shares, the Series B Call Price must be paid by the Corporation within thirty (30) days of the date of notice of the call provided to the Holders. For certificated shares, the Series B Call Price must be paid by the Corporation within thirty (30) days after the surrender to the Corporation the certificates thereof. Upon the Corporation’s exercise of its call right and payment of the Series B Call Price, all rights of the Holders with respect to the called shares, including the right to receive future dividends, shall terminate and such shares shall return to the status of authorized and unissued shares of Preferred Stock.

Other Rights

Holders of shares of Series B Preferred Stock have no conversion rights, redemption rights, or pre-emptive rights to acquire additional capital stock of the Corporation.

Series C Preferred Stock

The Company has designated 31,000,000 of authorized shares as Series C Preferred Stock.

Rank

The Series C Preferred Stock, with respect to dividend rights, ranks (a) senior to all Junior Stock; and (b) on a parity, in all respects, with all Parity Stock, including but not limited to the Series A Preferred Stock and the Series B Preferred Stock. With respect to any liquidation, dissolution, or winding up of the Corporation, the Series C Preferred Stock, with respect to dividend rights ranks (a) senior to all Junior Stock; and (b) on parity, in all respects, with all Parity Stock, including Series B Preferred Stock. The Series C Preferred Stock will also rank junior in right of payment to the Corporation’s existing and future indebtedness. The Corporation has the right to authorize and/or issue additional shares or classes or series of capital stock without the consent of the Holders.

46

Voting Rights

Holders of Series C Preferred Stock have no voting rights except as provided for by the Maryland Business Organization Code.

Dividends

Each Holder of shares of Series C Preferred Stock will be entitled to receive, as and when declared by the Board of Directors in its sole discretion, cumulative dividends, which dividends shall be paid by the Corporation out of funds legally available therefor, payable in cash at the rate of ten percent (10%) per annum on the Issue Price per share of Series C Preferred Stock, payable monthly in arrears. The initial Payment Date will be January 1, 2026 and each subsequent payment date will be the first day of each calendar month thereafter. The record date to qualify for payment of dividends for a Payment Date is 30 days prior to the Payment Date. Dividends will be computed on the basis of twelve 30-day months and a 360-day year. Each payment made to a Series C Holder shall be rounded to the next lowest cent. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by ACH or check and mailed to the Series C Holder’s address as it appears on the register for such Series C Preferred Stock by the 15th day after the Payment Date.

So long as any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking senior to the Series C Preferred Stock as to the payment of dividends) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking senior to the Series C Preferred Stock as to the payment of dividends, if any), shares of Junior Stock unless all cumulative dividends and the full monthly dividend on the Series C Preferred Stock for the then current calendar month has been or is contemporaneously declared and paid or declared and set apart for payment.

When dividends are not paid in full on the Series C Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the dividends per share on the Series C Preferred Stock for the then current dividend period bears to the accrued dividends per share on such other shares of stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend).

Liquidation, Dissolution, and Winding-Up

Liquidation Event: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (Liquidation Event), not including any sale, transfer or other disposition of all or substantially all of the assets of the Company (Deemed Liquidation Event), before any distribution or payment shall be made to Holders of Junior Stock, the Holders of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, (i) $5.00 per share, and (ii) a ratable amount of any unpaid cumulative dividends owed to the Holders of Series C Preferred Stock (the “Series C Liquidation Preference”) for any completed month. Such Series B Liquidation Preference shall be made in parity with any Holders of Parity Stock who also are entitled to receive a Liquidation Preference. After payment in full of the Series C Liquidation Preference, Holders of the Series C Preferred Stock shall not participate further in distribution of any remaining assets of the Corporation.

Deemed Liquidation Event: Upon a Deemed Liquidation Event, before any distribution or payment shall be made to Holders of Junior Stock, the Holders of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Corporation, legally available for distribution to its stockholders, an amount equal to the Series C Liquidation Preference in parity with Holders of Parity Stock also entitled to a Liquidation Preference. Thereafter, Holders of Series C Preferred Stock will share ratably with any Holders of Parity Stock, ten percent (10%) of any remaining assets of the Corporation.

47

Corporation Call of Shares

The Corporation may, at its sole option, redeem or call the shares of Series C Preferred Stock, in whole or in part, any time after thirty-six (36) months from the Series C Initial Issuance Date (the date on which the Corporation records the issuance of the first share of Series C Preferred Stock in its stock ledger), in cash, upon giving not less than ten (10) Business Days’ prior written notice to any Holders whose shares are being redeemed. The Corporation shall call shares pro rata from the Holders. The price for any shares called for redemption shall equal (i) one hundred ten percent (110%) of $5.00 per share, and (ii) an amount equal to any unpaid cumulative dividends for the Series C Preferred Stock multiplied by the number of shares of Series C Preferred Stock being redeemed divided by the total number of outstanding shares of Series C Preferred Stock (the “Series C Call Price”). For non-certificated shares, the Series C Call Price must be paid by the Corporation within thirty (30) days of the date of notice provided to the Holders. For certificated shares, the Series C Call Price must be paid by the Corporation within thirty (30) days after the surrender to the Corporation the certificates thereof. Upon the Corporation’s exercise of its call right and payment of the Series C Call Price, all rights of the Holders with respect to the called shares, including the right to receive future dividends, shall terminate and such shares shall return to status of authorized and unissued shares of Preferred Stock.

Other Rights

Holders of shares of Series C Preferred Stock have no conversion rights, redemption rights, or pre-emptive rights to acquire additional capital stock of the Corporation.

Disclosure of commission position on indemnification for securities liabilities

The Company’s Bylaws and Certificate of Incorporation, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

ERISA CONSIDERATIONS

Each respective shareholder that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of shareholders to withdraw or to transfer their Shares in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our management would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

48

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, twenty-five percent (25%) or more of the value of any class of equity Membership Interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire Shares.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than twenty-five percent (25%) of the value of the shareholders’ Shares so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the twenty-five percent (25%) limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the Company’s qualification and taxation as a REIT and the acquisition, holding, and disposition of shares. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our shares;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

49

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

●	persons holding our shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our shares through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our shares as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our shares who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

50

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SHARES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.

Taxation of Our Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2023. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

51

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their ownership of our shares.

52

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending January 31, 2027 and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

53

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act. Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2). We believe that the shares sold in this offering will allow us to comply with condition (6). However, depending on the number of investors who subscribe for shares offering and the timing of subscriptions, we may need to conduct an additional offering of a shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our Bylaws provide restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

54

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

55

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

56

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

57

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus the sum of certain items of non-cash income.

58

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat each of the classes of interests with respect to which we make a distribution the same as every other of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

59

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our shares.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

60

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s shares in respect of which the distributions were made but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

61

Sales or Dispositions of Our Shares

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our shares will be subject to tax at long-term capital gains rates, if such shares were held for more than one year, and will be taxed at ordinary income rates if such shares were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our shares by a U.S. investor who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our shares will be treated first as a recovery of the investor’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our shares.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our shares (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our shares.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our shares as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of the Company, could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

62

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our shares.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where a non-U.S. investor’s investment in our shares is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our shares and gain from the sale of our shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our shares is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our shares will not be a USRPI if we are “domestically-controlled,” (ii) our shares will not be a USRPI with respect to a selling non-U.S investor if the shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our shares for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

63

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of the distribution will reduce the adjusted basis of its shares. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares unless our shares constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our shares is a USRPI, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our shares will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our shares). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our shares is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our shares are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our shares constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our shares becomes “regularly traded” on an established securities exchange in the future.

64

Sales or Dispositions of Our Shares

If gain on the sale of our shares were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our shares if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of our shares and we are qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our shares will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our shares that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our shares becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our shares, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our shares or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our shares or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our shares from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our shares are held directly (or indirectly through one or more partnerships) by a “qualified,” our shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of shares of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership shares (having a value greater than 50% of the value of all partnership shares) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of shares described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the shares in the qualified held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified. For these purposes, an “applicable investor” is a person (other than a qualified) who generally holds an interest in the qualified and holds more than 10% of our securities applying certain constructive ownership rules.

65

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our shares or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our shares will be treated first as a recovery of the investor’s basis in the interests of stock (computed separately for each block of interests) and thereafter as gain from the disposition of our shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our shares if our shares is regularly traded on an established securities market, to a qualified or to a qualified foreign pension fund, distributions in redemption of our shares and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

66

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our shares through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

67

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the shares, including the consequences of any proposed change in applicable laws.

68

EXPERTS

Our financial statements for fiscal years ended December 31, 2024, and 2023 included in this Offering Circular, have been audited by Mongio and Associates, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A under the Securities Act with respect to the Shares offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Shares to be sold in this offering, you should refer to the Offering Statement and its exhibits. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Offering Statement for copies of the actual contract, agreement or other document filed as an exhibit to the Offering Statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this Offering Circular should be directed to:

Aquinas Senior Living, Inc.

33 West King St. #0176

Malvern, PA 19355

mthines@aquinasseniorliving.com

(610) 640-9060

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

69

FINANCIAL STATEMENTS

F-1

Aquinas Senior Living, Inc. (the “Company”) a Marland Corporation

Consolidated Financial Statements and

Independent Accountant’s Audit Report

Years ended December 31, 2024 & 2023

F-2

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To Management

Aquinas Senior Living, Inc.

We have audited the accompanying statements of financial position of Aquinas Senior Living, Inc as of December 31st, 2024 and 2023, and the related statements of operations, statements of cash flows, and the statements of changes in shareholder equity for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Aquinas Senior Living, Inc as of December 31st, 2024 and 2023, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

As discussed in Note 8, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. Our opinion is not modified with respect to this matter.

On behalf of Mongio and Associates LLC

Vince Mongio, CPA, EA, CIA, CFE, MACC

Miami, FL

December 17, 2025

F-3

AQUINAS SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (AUDITED)

	As of December 31,	As of December 31,
	2024	2023
Assets
Current Assets:
Cash and Cash Equivalents	$1,101,266	$38,873
Accounts Receivable	336,688	-
Note Receivable - Seed Round	20,000	138,000
Prepaid Expenses	45,760	-
Total Current Assets	1,503,714	176,873

Other Assets:
Buildings	5,949,727	-
Land	671,848	-
Other	81,086	-
Total Other Assets	6,702,661	-
Total Assets	$8,206,375	$176,873

Liabilities and Stockholders’ Deficit
Liabilities
Current Liabilities:
Real Estate Tax Liability	336,688	-
Convertible Notes	200,000	200,000
Notes Payable from Related Party	217,500	-
Notes Payable - Short Term Portions	1,421,754	-
Accrued Interest - Related Party	4,022	-
Accrued Interest	10,255	-
Total Current Liabilities	2,190,219	200,000
Long-Term Liabilities:
Notes Payable - Long Term Portion	3,736,285	-
Total Long-Term Liabilities:	3,736,285	-
Total Liabilities	5,926,504	200,000
Stockholders’ Equity (Deficit)
Preferred Stock, $0.0001 Par Value - 5,000,000 Shares Authorized, No shares and 800,0000 shares were issued and outstanding as of 2023 and 2024, respectively.	80	-
Common Stock, $0.0001 Par Value - 25,000,000 Shares Authorized, 7,059,526 and 7,108,227 shares were issued and outstanding as of 2023 and 2024, respectively.	711	706
Additional Paid in Capital	2,400,441	526
Accumulated Deficit	(121,361)	(24,359)
Total Stockholders’ Equity (Deficit)	2,279,871	(23,127)
Total Liabilities and Stockholders’ Equity (Deficit)	$8,206,375	$176,873

F-4

AQUINAS SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (AUDITED)

	Year Ended December 31,	Year Ended December 31,
	2024	2023
Revenues:
Revenue	$341,250	$-
Total Revenues	$341,250	$-

Operating Expenses:
General and Administrative	162,953	24,359
Depreciation Expense	96,902	-
Total Operating Expenses	$259,855	$24,359

Other (Income) Expense:
Interest Expense - Related Party	$4,022	-
Interest Expense	199,723	$-
Interest Income	(25,348)	-
Total Other (Income) Expense	$178,397	$-
Loss from Continuing Operations Before Income Taxes	$(97,002)	$(24,359)
Provision for Income Tax Expense/(Benefit)	-	-
Net Income (loss)	$(97,002)	$(24,359)

F-5

AQUINAS SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (AUDITED)

	Year Ended December 31,	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net Income (Loss)	$(97,002)	$(24,359)
Changes in operating assets and liabilities:
Depreciation	96,902	-
Accrued Interest - Related Party	4,022	-
Accrued Interest	10,255	-
Prepaid Expenses	(45,760)	-
Net Cash provided by (used in) Operating Activities	$(31,583)	$(24,359)

INVESTING ACTIVITIES
Notes Receivable - Seed Round	118,000	(138,000)
Purchase of Buildings	(6,046,629)	-
Purchase of Land	(671,848)	-
Goodwill	$(81,086)	$-
Net Cash provided by (used by) Investing Activities	$(6,681,563)	$(138,000)

FINANCING ACTIVITIES
Proceeds from Convertible Notes	-	200,000
Proceeds from Notes Payable - Related Party	217,500	-
Proceeds from Notes Payable	5,158,039	-
Proceeds from Preferred Stock	80	-
Proceeds from Common Stock	5	706
Proceeds from Paid-in Capital	2,399,915	526
Net Cash provided by (used in) Financing Activities	$7,775,539	$201,232

Cash at the beginning of period	$38,873	$-
Net Cash increase (decrease) for period	1,062,393	38,873
Cash at end of period	$1,101,266	$38,873

F-6

AQUINAS SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED) (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024 & 2023

	Preferred Stock		Common Stock
	# of Shares Amount	$ Amount	# of Shares Amount	$ Amount	APIC	Accumulated Deficit	Total Shareholder Equity
Balance on 1/1/2023	-	$-	-	$-	$-	$-	$-
Issuance of Stock	-	-	7,059,526	706	526	-	1,232
Net Income (Loss)	-	-	-	-	-	(24,359)	(24,359)
Balance on 1/1/2024	-	$-	7,059,526	$706	$526	$(24,359)	$(23,127)
Issuance of Stock	800,000	80	48,701	5	2,399,915	-	2,400,000
Net Income (Loss)	-	-	-	-	-	(97,002)	(97,002)
Balance on 12/31/2024	800,000	$80	7,108,227	$711	$2,400,441	$(121,361)	$2,279,871

F-7

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

NOTE 1 – ORGANIZATION AND NATURE OF ACTIVITIES

Aquinas Senior Living, Inc., (“the Company,”) was formed in Maryland on October 23, 2023, for the purpose of acquiring, owning, operating, and managing senior housing communities. The Company’s growth strategy is focused on purchasing existing communities that provide housing, hospitality, and care services to senior residents across three primary categories: independent living, assisted living, and memory care. Independent living communities are designed for seniors who seek an active lifestyle with minimal assistance, assisted living communities provide residents with daily living support and basic health-related services, and memory care communities offer specialized programs and secure environments tailored to individuals with Alzheimer’s disease or other forms of dementia. The Company intends to expand its operations through strategic acquisitions primarily in the Mid-Atlantic region of the United States, with an initial focus on Pennsylvania, Maryland, and Delaware. The Company’s strategy is to acquire properties primarily in secondary markets that require managerial and capital improvements and to pursue acquisition opportunities from regional operators, family-managed communities, and individual owners who are exiting the business. Revenues are expected to be generated primarily from resident fees and service charges, with additional growth supported by the incorporation of technology and the achievement of economies of scale.

The Company will conduct capital raising activities for use in corporate operations and for property acquisitions simultaneously pursuant to Regulation D private placement and under Regulation D in 2025 and 2026.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Our fiscal year ends on December 31. The Company has no interest in variable interest entities and no predecessor entities.

Basis of Consolidation

The financials of the Company include its wholly-owned subsidiaries, AQ Penns Valley LLC and AQ Salem Hill LLC. All significant intercompany transactions are eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

F-8

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (Continued)

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, “Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when or as performance obligations are satisfied

The Company generates revenues by renting its communities to an unrelated operating company. All operating expenses are borne by the operating company pursuant to a triple-net lease that obligates the operating company for all expenses related to caring for the residents and maintaining the real estate facilities. The Company’s primary performance obligation under the lease is to provide the tenant with the right to use and occupy the senior living facilities over the lease term. The lease revenue is fixed for twelve months, and on each anniversary of the lease, revenue is adjusted according to the Consumer Price Index for the ending twelve-month period. The lease is for a ten-year period and is non-cancelable by the tenant. Revenue is recognized monthly.

Concentration Risks

For the year ended December 31, 2024, all of the Company’s revenue was derived from a single tenant under a triple-net lease associated with the Penns Valley and Salem Hill communities. This customer accounted for 100% of lease revenue and gross accounts receivable.

The Company operates exclusively within the senior housing segment of the real estate market, including assisted living and memory care. As a result, operations are dependent on demand for senior housing services driven by demographic trends affecting aging seniors.

The Company’s five communities are all located in the State College, Pennsylvania market. Accordingly, the Company is exposed to economic, demographic, and employment conditions within this specific geographic region.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets.

F-9

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2024. All of the company’s real estate assets are currently encumbered by existing mortgage liens.

A summary of the Company’s property and equipment is below.

Property Type	Useful Life in Years	Cost	Accumulated Depreciation	Disposals	Book Value as of 12/31/24
Land	Indefinite	671,848	-	-	671,848
Buildings	39	6,046,629	(96,902)	-	5,949,727
Grand Total	-	6,718,477	(96,902)	-	6,621,575

Accounts Receivable

As of December 31, 2024, the Company recorded an accounts receivable balance of $336,688 related to reimbursable real estate taxes under a NNN lease agreement. A corresponding real estate tax liability of $336,688 was recorded for amounts accrued but not yet remitted.

Advertising Costs

Advertising costs associated with marketing the Company’s products and services are generally expensed as costs are incurred.

General and Administrative

General and administrative expenses consist of payroll and related expenses for employees and independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Rent and Lease

The Corporation leases its office space under a month-to-month operating lease requiring monthly payments of $850. The current lease is cancelable upon 30 days’ prior written notice. The Company originally entered into a 12-month lease agreement beginning on September 2021 with a month-to-month agreement after September 2022.

Warrants

As of December 31, 2023 and 2024, the Company had no warrants issued or outstanding. Pursuant to the Note B Subscription Agreement, warrants are available only to Note B holders upon conversion. The maximum number of warrants that may be issued is calculated as 110% of the number of shares obtained by dividing 75% of the Note B outstanding balance by $3.00. Based on the Note B balance of $200,000, the Company may issue up to 55,000 warrants.

F-10

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

The warrant exercise price is equal to 85% of the most recent share offering price. Using a share price of $5.00 at conversion, the resulting strike price would be $4.25 per share, resulting in maximum potential proceeds of approximately $233,750. Any warrants issued will have a contractual term of 12 months from issuance and will expire no later than November 2026.

Income Taxes

The Company is subject to corporate income and state income taxes in the state it does business. We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not have any uncertain tax provisions. The Company’s primary tax jurisdictions are the United States and California. The Company’s primary deferred tax assets are its net operating loss (NOL) carryforwards which approximates its retained earnings as of the date of these financials. A deferred tax asset as a result of NOLs have not been recognized due to the uncertainty of future positive taxable income to utilize the NOL.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

A related party loaned the Company amounts of approximately $300,000 throughout 2024. The loan accrues interest at approximately 8% and is due on demand. The balance of the loan was $217,500 as of December 31st, 2024. The Company incurred and accrued interest of $4,022 as of December 31st, 2024, related to this loan.

NOTE 4 – COMMITMENTS, CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers. Further, the Company is currently complying with all relevant laws and regulations.

The Company leases its office space under a 3-year operating lease requiring monthly payments of $1,000, with the first twenty-nine months, prepaid. The current lease began on January 1, 2025 and expires on December 31, 2027. Monthly payments will begin again in the thirtieth month at the rate of $1,000 per month. At the Company’s option, the lease is renewable for two additional years at a mutually agreed upon rental rate.

F-11

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

NOTE 5 – LIABILITIES AND DEBT

See Note 3 – Related Party Transactions for details of related party loans.

In October 2023, the Company issued a Series Pre convertible note with an aggregate principal amount of $200,000. The note accrued interest at 5% per annum and contained a maturity date 180 days from issuance, unless earlier converted or repaid. The note converted into 2,048,701 common shares.

The Company sold $1,000,000 of general corporate debentures in May 2024 to facilitate the acquisition of the Salem Hill and Penns Valley senior communities. During 2024, the Company issued a series of unsecured promissory notes (“Note A”) under a Note Purchase Agreement. Each Note A was issued at face value and bears interest at a fixed annual rate of 8%, payable in two installments: the first payment due six months from the closing date and the second payment due twelve months from the closing date. The entire principal balance, together with all accrued but unpaid interest, is due at maturity, which occurs twelve months from the date of issuance. The notes are general unsecured obligations of the Company and may be prepaid, together with accrued interest, without penalty. The balance of the loan was $1,000,000 as of December 31st, 2024. The Note A was redeemed in full on May 31, 2025.

The Company sold $200,000 of general corporate debentures (“Note B”) in 2024. Note B was issued at face value and bears interest at a fixed annual rate of 5%, payable in accordance with the terms of the agreement. The entire principal balance, together with all accrued but unpaid interest, is due at maturity. Beginning eighteen months from the date of issuance and ending twenty-four months from the date of issuance, the Company may elect to convert the outstanding balance into common stock at 75% of the price per share in the most recent equity financing. Upon conversion, the holder is entitled to receive additional common shares equal to 10% of the conversion shares and a one-year warrant to purchase common stock at an exercise price equal to the greater of 85% of the most recent equity financing price or $3.00 per share. The balance of the loan was $200,000 as of December 31st, 2024.

On May 31, 2024, the Company entered into a promissory note with Roman Empire Holdings, LLC, in the principal amount of $500,000. The note bears interest at a fixed annual rate of 6.5% and requires monthly payments of principal and interest of approximately $5,678 beginning July 1, 2024, with a final maturity date of June 1, 2034. The note may be prepaid at any time without penalty. The note provides for a 5% late charge on overdue payments and contains customary default provisions, including failure to make timely payments not cured within 60 days following written notice from the lender. The note is unsecured. The balance of the loan was $481,943 as of December 31st, 2024.

On May 31, 2024, the Company entered into a purchase-money mortgage and related promissory note with Jersey Shore State Bank to finance the Salem Hills property. The mortgage secures maximum advances of approximately $3,500,000 and is collateralized by the land, buildings, improvements, fixtures, and rents of the property. Under the promissory note, the Company borrowed approximately $1,540,000 at a fixed annual interest rate of 7.25%, payable in 240 fully amortizing monthly installments of approximately $12,172 beginning July 1, 2024. The loan matures in 20 years and contains customary covenants and lender rights upon default. The balance of the loan was $1,529,483 as of December 31st, 2024.

On May 31, 2024, the Company entered into a purchase-money mortgage and related promissory note with Jersey Shore State Bank to finance the Penns Valley property. The mortgage secures maximum advances of approximately $3,500,000 and is collateralized by the land, buildings, improvements, fixtures, and rents of the property. Under the promissory note, the Company borrowed approximately $1,960,000 at a fixed annual interest rate of 7.25%, repayable over 20 years through 240 fully amortizing monthly installments of approximately $14,303 beginning July 1, 2024. The balance of the loan was $1,946,614 as of December 31st, 2024.

F-12

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

Estimated Debt Principal Maturities 5 Years Subsequent to 2024
Year	Amount
2025	$1,839,254
2026	330,587
2027	140,052
2028	150,204
2029	161,096
Thereafter	$2,954,346

Debt Summary

				For the Year Ended December 2024
Debt Instrument Name	Principal Amount	Interest Rate/APR	Maturity Date	Current Portion	Non-Current Portion	Total Indebtedness	Accrued Interest
Notes Payable - Related Party	217,500	8.00%	On Demand	217,500	-	217,500	4,022
Seed Round Convertible Note	200,000	5.00%	2025	200,000	-	200,000	-
Note A	1,000,000	8.00%	2025	1,000,000	-	1,000,000	6,795
Note B	200,000	5.00%	2026	-	200,000	200,000	849
Roman Empire Note	500,000	6.50%	2034	337,919	144,024	481,943	2,611
Mortgage Note - Salem Hills	3,500,000	7.25%	2044	36,888	1,492,595	1,529,483	-
Mortgage Note - Penns Valley	3,500,000	7.25%	2044	46,948	1,899,666	1,946,614	-
Total				$1,839,254	3,736,285	5,575,539	14,277

NOTE 6 – EQUITY

The Company has authorized 25,000,000 shares of common stock with a par value of $0.0001 per share. A total of 7,059,526 and 7,108,227 shares were issued and outstanding as of December 31, 2023 and 2024, respectively.

Upon formation in 2023, the Company acquired a majority of the common stock of an unrelated entity through a 1-for-1 exchange of its common stock via a merger, with the Company as the surviving entity. Subsequent to the merger, unrelated existing shareholders were notified to exchange their common shares for common shares of the Company.

Common stockholders are entitled to one vote per share. Holders of common stock are entitled to receive dividends if, as and when, declared by the Board of Directors.

The Company has authorized 5,000,000 shares of preferred stock with a par value of $0.0001 per share. There were no preferred shares outstanding as of December 31, 2023. As of December 31, 2024, 800,000 shares of Series A

Preferred Stock were issued and outstanding, with the following characteristics:

The Series A Preferred Stock is designated as 4.0% Series A Non-Cumulative, Convertible Preferred Stock. Series A Preferred shareholders do not have voting rights; however, if converted to common stock, the resulting common shares carry one vote per share. Holders of Series A Preferred Stock are entitled to receive dividends, if, as and when, declared by the Board of Directors. Preferred dividends are payable in preference to any dividends on other series of preferred stock or common stock and are non-cumulative. No dividends had been declared as of December 31, 2024.

The Series A Preferred Stock has no redemption rights. Shares are not convertible into any property or securities other than common stock. From and after May 31, 2029, the Company may, at its sole option, convert any or all outstanding Series A Preferred shares into fully paid and nonassessable shares of common stock at a conversion rate of 1 preferred share for 1.1 common shares. The Series A Preferred Stock has no preferential rights upon liquidation, dissolution, or winding up of the Company.

F-13

Aquinas Senior Living, In. Notes to the Audited Financial Statements December 31st, 2024 $USD

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2024 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through March 22, 2026, the date these financial statements were available to be issued.

On March 31st, 2025, the Company issued a grant of 250,000 shares at par value, $0.0001 per share, for services rendered in arranging capital investments.

On April 23, 2025, the Company’s Board of Directors approved the acceptance of an investment from Northwestern Enterprises, Inc., a wholly owned subsidiary of strategic partner Merakey Behavioral Health. On May 20, 2025, the Company issued 1,666,667 shares of common stock at $3.00 per share for total proceeds of approximately $5,000,000.

On April 23rd, 2025, the Company’s Board also approved the issuance of 522,223 shares of common stock for access to, and use of, the suite of administrative services offered by Northwestern Enterprises, Inc. Access to the suite of services is valued by the Company at $1.00 per share. The shares were issued on May 20th, 2025.

On May 31st, 2025, the Company issued 800,000 shares of common stock priced at $3.00 per share for a deposit toward acquisition of two senior housing properties, Wynwood House at Nittany Valley and Wynwood House at State College. Anticipated closing on the purchase of these two assets is the third quarter of 2026.

The Note A loan discussed in Note 5 – Liabilities and Debt was redeemed in full on May 31, 2025.

NOTE 8 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the start-up stage of acquiring, owning, operating, and managing senior housing communities. The Company’s growth strategy is focused on purchasing existing communities that provide housing, hospitality, and care services to senior residents.

As a start-up operator, the Company expects to incur cash flow deficits during the initial development and acquisition stage, including negative cash flows from operations as newly acquired communities are integrated, stabilized, and positioned for long-term occupancy growth. The Company has also incurred recurring operating losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management’s plans to address these conditions include obtaining additional equity financing, securing long-term debt facilities for future acquisitions, improving community-level occupancy and operating margins, and implementing cost-control measures. While management believes these plans may improve the Company’s liquidity position, the outcome of these plans is inherently uncertain and not fully within the Company’s control.

The financial statements do not include any adjustments related to the recoverability or classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

F-14

Aquinas Senior Living, Inc.

Condensed Interim Consolidated - Balance Sheet

For the Periods Ended

	Jun 30, 2025	Dec 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash on hand	$4,009,318	$1,101,266
Accounts Receivable	910,678	336,688
Capitalized Project Costs	95,434	-
Good Failth Deposit	170,000	-
Note Receivable - Seed Round	-	20,000
Prepaid Expenses	-	45,760
Total Current Assets	$5,185,430	$1,503,714

Fixed Assets
Buildings (net)	$5,769,768	$5,949,727
Land	671,848	671,848
Total Fixed Assets	$6,441,616	$6,621,575

Other Assets
Goodwill & Other Intangibles (net)	$113,165	$81,086
Total Other Assets	$113,165	$81,086
TOTAL ASSETS	$11,740,211	$8,206,375
LIABILITIES & EQUITY
Liabilities
Convertible Note - Seed Round	$200,000	$200,000
Real Estate Tax Liability	53,064	336,688
Short term loan	155,168	231,777
Notes Payable - Short Term Portions	733,877	1,421,754
Total Current Liabilities	$1,142,109	$2,190,219
Long Term Liabilities
Notes Payable	$700,000	$700,000
Mortgage & Notes	2,742,220	3,036,285
Total Long Term Liabilities	$3,442,220	$3,736,285
Total Liabilities	$4,584,329	$5,926,504

Equity
Capital Stock	$958	$791
Paid in Capital	7,400,274	2,400,441
Retained Earnings	(121,361)	(24,359)
Net Income	(123,990)	(97,002)
Total Equity	$7,155,881	$2,279,871
TOTAL LIABILITIES & EQUITY	$11,740,211	$8,206,375

F-15

Aquinas Senior Living, Inc.

Condensed Interim Consolidated - Income Statement

For the Six Months Ended

	Jun 30, 2025	Jun 30, 2024
	(Unaudited)	(Unaudited)
Income
Lease Income	$292,500	$48,750
Total Income	$292,500	$48,750

Operating Expense
General & Administrative	250,217	35,942
Depreciation & Amortization	93,228	13,843
Total Operating Expenses	$343,445	$49,785

Other (Income) Expense
Interest Expense	$105,279	$-
Interest Income	(32,234)	(23)
Total Other (Income) Expense	$73,045	$(23)
Total Expense	$416,490	$49,763
Net Ordinary (Loss) Income	$(123,990)	$(1,013)

F-16

Aquinas Senior Living, Inc.

Condensed Interim Consolidated - Shareholder Equity

For the Periods Ended

	Preferred Stock		Common Stock				Total
	# of	$	# of	$		Accumulated	Shareholder
	Shares	Amount	Shares	Amount	APIC	Deficit	Equity
Balance on 1/1/2023		$-		$-	$-	$-	$-
Issuance of Stock			7,059,526	706	526		1,232
Net Income (Loss)						(24,359)	(24,359)
Balance on 123/1/2024 - Audited		$-	7,059,526	$706	$526	$(24,359)	$(23,127)
Issuance of Stock	800,000	80	48,701	5	2,399,915		2,400,000
Net Income (Loss)						(97,002)	(97,002)
Balance on 12/31/2024 - Audited	800,000	$80	7,108,227	$711	$2,400,441	$(121,361)	2,279,871
Issuance of Stock			1,666,667	167	4,999,833		5,000,000
Net Income (Loss)						(123,990)	(123,990)
Balance on 6/30/2025 - Unaudited	800,000	$80	8,774,894	$878	$7,400,274	$(245,351)	7,155,881

F-17

Aquinas Senior Living, Inc.

Condensed Interim Consolidated - Statement of Cash Flows

For the Six Months Ended

	Jun 30, 2025	Jun 30, 2024
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net Loss	$(123,990)	$(1,013)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation & Amortization	93,228	13,843
Increase in Accounts Receivable	(573,990)	-
Decrease in Prepaid Expenses	45,760	-
Decrease in Real Estate Tax Liability	(283,624)	-
Increase in Goodwill & Intangibles	(32,079)	-
Net Cash Used in Operatng Activities	$(874,695)	$12,830

Cash Flows from Investing Activities
Purchase of Buildings	$-	$(6,046,629)
Purchase of Land	-	(671,848)
Goodwill	-	(81,086)
Capitalized Project Costs	(95,434)	-
Increase Good Faith Deposit	(170,000)	-
Decrease Note Receivable – Seed Round (collection)	20,000	(138,000)
Net Cash Provided by Financing Activities	$(245,434)	$(6,937,563)

Cash Flows from Financing Activities
Proceeds from Notes Payable - Related Party	$-	$217,500
Proceeds from Notes Payable	-	5,158,039
Proceeds from Preferred Stock	-	80
Proceeds from Common Stock	-	5
Proceeds from Paid-in Capital	-	2,399,915
Increase in Paid-in Capital	5,196,247	125,170
Decrease in Short-Term Loan	(76,609)	-
Decrease in Notes Payable – Short Term Portion	(687,877)	-
Decrease in Mortgage & Notes	(294,065)	(24,505)
Net Cash Provided by Financing Activities	$4,137,696	$7,876,204

Net Increase (Decrease) in Cash
Net Change in Cash	$2,908,052	$951,471
Cash – Beginning of Period	1,101,266	38,873
Cash – End of Period	$4,009,318	$990,344

F-18

Aquinas Senior Living, Inc.

Notes to the Interim Financial Statements

June 30, 2025

$USD

The accompanying interim unaudited financial statements should be read in conjunction with the year ended December 31, 2024, audited financial statements and notes, which are available upon request from the Company.

NOTE 1 – ORGANIZATION AND NATURE OF ACTIVITIES

Aquinas Senior Living, Inc., (“the Company,”) was formed in Maryland on October 23, 2023, for the purpose of acquiring, owning, operating, and managing senior housing communities. The Company’s growth strategy is focused on purchasing existing communities that provide housing, hospitality, and care services to senior residents across three primary categories: independent living, assisted living, and memory care. Independent living communities are designed for seniors who seek an active lifestyle with minimal assistance, assisted living communities provide residents with daily living support and basic health-related services, and memory care communities offer specialized programs and secure environments tailored to individuals with Alzheimer’s disease or other forms of dementia. The Company intends to expand its operations through strategic acquisitions primarily in the Mid-Atlantic region of the United States, with an initial focus on Pennsylvania, Maryland, and Delaware. The Company’s strategy is to acquire properties primarily in secondary markets that require managerial and capital improvements and to pursue acquisition opportunities from regional operators, family-managed communities, and individual owners who are exiting the business. Revenues are expected to be generated primarily from resident fees and service charges, with additional growth supported by the incorporation of technology and the achievement of economies of scale.

The Company will conduct capital raising activities for use in corporate operations and for property acquisitions simultaneously pursuant to Regulation D private placement, Regulation CF public offering, and under Regulation D in 2025 and 2026.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The financials of the Company include its wholly-owned subsidiaries, AQ Penns Valley LLC and AQ Salem Hill. All intercompany balances have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Concentration Risks

For the year ended December 31, 2024, and through June 30, 2025, all of the Company’s revenue was derived from a single tenant under a triple-net lease associated with the Penns Valley and Salem Hill communities. This customer accounted for 100% of lease revenue and gross accounts receivable.

The Company operates exclusively within the senior housing segment of the real estate market, including assisted living and memory care. As a result, operations are dependent on demand for senior housing services driven by demographic trends affecting aging seniors.

The Company’s seven communities are all located in the State College, Pennsylvania market. Accordingly, the Company is exposed to economic, demographic, and employment conditions within this specific geographic region.

F-19

Aquinas Senior Living, Inc.

Notes to the Interim Financial Statements

June 30, 2025

$USD

Accounts Receivable

As of December 31, 2024, and June 30, 2025, the Company recorded an accounts receivable balance of $336,688 and $910,678 related to reimbursable real estate taxes under a NNN lease agreement and deferred lease income. A corresponding real estate tax liability of $336,688 was recorded and for corresponding deferred revenue for amounts accrued but not yet remitted.

NOTE 3 – RELATED PARTY TRANSACTIONS

A related party loaned the Company amounts of approximately $300,000 throughout 2024. The loan accrues interest at approximately 8% and is due on demand. The balance of the loan was $231,777 as of December 31st, 2024 and $155,168 as of June 30, 2025.

NOTE 5 – EQUITY

On May 28, 2025, the Company issued 1,666,667 shares of common stock at par value, $0.0001 per share for $3.00 per share and raised $5,000,000. Funds have been used for general corporate expenses and for reserves.

NOTE 6 – PENDING ACQUISITONS

The Company is conducting due diligence for the acquisition of three senior housing properties located in Maryland. The studies are in various stages with terms being negotiated currently. The properties are comprised of 96 units with an assisted living level of care.

F-20

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

2.1	Articles of Incorporation and Amendments, as amended
2.2	Bylaws, as amended
4.1	Form of Subscription Agreement
6.1	Employment Agreement with James T. Burnham, Jr.
6.2	Contract with DealMaker
6.4	Lewisburg Lease
6.5	Montoursville Lease
6.6	5BM Lease
11.1	Consent of Auditor
12.1	Opinion of Legality from Solon Law

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 27, 2026.

Aquinas Senior Living, Inc.

By:	/s/ Stephen Schmid
Name:	Stephen Schmid
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities listed on March 27, 2026.

Signature

/s/ Stephen Schmid
Stephen Schmid, Chief Executive Officer, President, Director (Principal Executive Officer, Principal Accounting and Financial Officer)

/s/ Leonard Poncia
Leonard Poncia, Director

/s/ Michael Hines
Michael Hines, Director

/s/ James Burnham Jr.
James Burnham Jr., Director

/s/ Joesph Martz
Joesph Martz, Director

III-2